CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.300% Senior Notes due 2043	$300,000,000	$300,000,000	$40,920

(1)	The registration fee of $40,920 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-168532

Prospectus Supplement to Prospectus dated August 4, 2010.

$300,000,000

The Hartford Financial Services Group, Inc.

4.300% Senior Notes due 2043

We are offering $300,000,000 aggregate principal amount of our 4.300% senior notes due 2043 (the “senior notes”). We will pay interest on the senior notes semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2013.

The senior notes may be redeemed at our option, at any time in whole or from time to time in part, as described in this prospectus supplement under the caption “Description of the Senior Notes — Optional Redemption.”

The senior notes will be our unsecured senior obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Investing in the senior notes involves substantial risks. You should carefully consider the risks described under the “Risk Factors” section of this prospectus supplement beginning on page S-4 and similar sections in our filings with the Securities and Exchange Commission incorporated by reference herein before buying the senior notes offered hereby.

Neither the Securities and Exchange Commission nor any other securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Senior Note	Total
Public offering price(1)	99.200%	$297,600,000
Underwriting discounts	0.875%	$2,625,000
Proceeds, before expenses, to us	98.325%	$294,975,000

(1)	Plus accrued interest, if any, from April 18, 2013, if settlement occurs after that date.

The underwriters expect to deliver the senior notes only in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about April 18, 2013.

Joint Book-Running Managers

BofA Merrill Lynch	Credit Suisse	J.P. Morgan

Co-Managers

Barclays	BNY Mellon Capital Markets, LLC	Citigroup

Deutsche Bank Securities	The Williams Capital Group, L.P.	UBS Investment Bank

US Bancorp	Wells Fargo Securities

Prospectus Supplement dated April 15, 2013.

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We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, the senior notes only in jurisdictions where such offers and sales are permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the senior notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering of the senior notes.

If the description of this offering of the senior notes in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the senior notes offered by this prospectus supplement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “The Hartford,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and not to any of its subsidiaries, and references in this prospectus supplement to “the Company” are to The Hartford Financial Services Group, Inc. and its subsidiaries, collectively.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed with respect to this offering by us with the SEC to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the senior notes offered by this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The senior notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such senior notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

No action has been or will be taken by us that would permit a public offering of the senior notes, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the senior notes, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the senior notes may not be offered

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or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the senior notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus some of the information included in the registration statement. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

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INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•

our Definitive Proxy Statement filed on April 5, 2013 (other than information in the Definitive Proxy Statement that is not specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012);

•

our Current Reports on Form 8-K filed on January 2, 2013 (other than information in the January 2, 2013 Current Report on Form 8-K that is deemed not to be filed), January 11, 2013, March 1, 2013 (other than information in the March 1, 2013 Current Report on Form 8-K that is deemed not to be filed), March 7, 2013, March 22, 2013, March 27, 2013 and April 11, 2013 (other than information in the April 11, 2013 Current Report on Form 8-K that is deemed not to be filed);

•	our Form 10-Q/A filed on March 1, 2013; and

•

all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of this offering (other than information in the documents that is deemed not to be filed and that is not specifically incorporated by reference into this prospectus supplement).

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone: (860) 547-5000).

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FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive, legislative and other developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus supplement, those set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012 and such other risk factors or similar information as included from time to time in our other filings with the SEC. These important risks and uncertainties include:

•

challenges related to the Company’s current operating environment, including continuing uncertainty about the strength and speed of the recovery in the United States and other key economies and the impact of governmental stimulus and austerity initiatives, sovereign credit concerns, a sustained low interest rate environment, higher tax rates and other potentially adverse developments on financial, commodity and credit markets and consumer and business spending and investment and the effect of these events on the Company’s returns in investment portfolios and the Company’s hedging costs associated with the Company’s variable annuities business;

•

the risks, challenges and uncertainties associated with the Company’s capital management plan and the Company’s strategic realignment to focus on the Company’s Property and Casualty, Group Benefits and Mutual Fund businesses, place the Individual Annuity business into run-off and the sale of the Individual Life, Woodbury Financial Services and the Retirement Plans businesses;

•	execution risk related to the continued reinvestment of the Company’s investment portfolios and refinement of the Company’s hedge program for the Company’s run-off annuity block;

•

market risks associated with the Company’s business, including changes in interest rates, credit spreads, equity prices, market volatility and foreign exchange rates, and implied volatility levels, as well as continuing uncertainty in key sectors such as the global real estate market;

•	the possibility of unfavorable loss development including with respect to long-tailed exposures;

•	the possibility of a pandemic, earthquake, or other natural or man-made disaster that may adversely affect the Company’s businesses;

•

weather and other natural physical events, including the severity and frequency of storms, hail, winter storms, hurricanes and tropical storms, as well as climate change and its potential impact on weather patterns;

•	risk associated with the use of analytical models in making decisions in key areas such as underwriting, capital, reserving, and catastrophe risk management;

•	the uncertain effects of emerging claim and coverage issues;

•

the Company’s ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

•

the impact on the Company’s statutory capital of various factors, including many that are outside the Company’s control, which can in turn affect the Company’s credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of the Company’s business and results;

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•

risks to the Company’s business, financial position, prospects and results associated with negative rating actions or downgrades in the Company’s financial strength and credit ratings or negative rating actions or downgrades relating to the Company’s investments;

•	the impact on the Company’s investment portfolio if the Company’s investment portfolio is concentrated in any particular segment of the economy;

•

volatility in the Company’s earnings and potential material changes to the Company’s results resulting from the Company’s adjustment of the Company’s risk management program to emphasize protection of economic value;

•

the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of the Company’s financial instruments that could result in changes to investment valuations;

•	the subjective determinations that underlie the Company’s evaluation of other-than-temporary impairments on available-for-sale securities;

•	losses due to nonperformance or defaults by others;

•	the potential for further acceleration of deferred policy acquisition cost amortization;

•	the potential for further impairments of the Company’s goodwill or the potential for changes in valuation allowances against deferred tax assets;

•	the possible occurrence of terrorist attacks and the Company’s ability to contain its exposure, including the effect of the absence or insufficiency of applicable terrorism legislation on coverage;

•	the difficulty in predicting the Company’s potential exposure for asbestos and environmental claims;

•	the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses;

•	actions by the Company’s competitors, many of which are larger or have greater financial resources than we do;

•	the Company’s ability to distribute its products through distribution channels, both current and future;

•

the cost and other effects of increased regulation as a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which, among other effects, vests a Financial Services Oversight Council with the power to designate “systemically important” institutions, will require central clearing of, and/or impose new margin and capital requirements on, derivatives transactions, and created a new “Federal Insurance Office” within the U.S. Department of the Treasury;

•	unfavorable judicial or legislative developments;

•

the potential effect of other domestic and foreign regulatory developments, including those that could adversely impact the demand for the Company’s products, operating costs and required capital levels;

•	regulatory limitations on the ability of the Company and certain of its subsidiaries to declare and pay dividends;

•

the Company’s ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster, cyber or other information security incident or other unanticipated event;

•	the risk that the Company’s framework for managing operational risks may not be effective in mitigating material risk and loss to the Company;

•	the potential for difficulties arising from outsourcing relationships;

•	the impact of changes in federal or state tax laws;

•	regulatory requirements that could delay, deter or prevent a takeover attempt that shareholders might consider in their best interests;

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•	the impact of potential changes in accounting principles and related financial reporting requirements;

•	the impact of any future errors in financial reporting;

•	the Company’s ability to protect its intellectual property and defend against claims of infringement;

•	the Company’s ability to implement its capital management plan; and

•	other factors described in such forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2012.

The Hartford Financial Services Group, Inc.

The Hartford Financial Services Group, Inc. is an insurance and financial services holding company. Hartford Fire Insurance Company, founded in 1810, is the oldest of our subsidiaries. At December 31, 2012, our total assets were $298.5 billion and our total stockholders’ equity was $22.4 billion.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

Recent Developments

On January 31, 2013, our board of directors authorized a capital management plan which provides for a $500 million equity repurchase program to be completed by December 31, 2014 and the reduction of approximately $1.0 billion of debt including repayment of 2013 and 2014 debt maturities totaling $520 million in aggregate principal amount. We commenced the debt reduction component of this plan on March 7, 2013, when we announced the commencement of cash tender offers for a variety of series of senior debt of The Hartford Financial Services Group, Inc. and Hartford Life, Inc. in an aggregate principal amount of $800 million (the “Tender Offer”). We refer to the notes and debentures subject to the Tender Offer together as the “Tender Offer Notes”. On March 26, 2013, the Tender Offer was settled. See “Capital Management Plan and Tender Offer” and “Capitalization.”

The cash consideration for the Tender Offer totaled approximately $1 billion, including the premium associated with the extinguishment of the Tender Offer Notes for which we will take a charge to net income (loss) of approximately $140 million, after tax, in the first quarter of 2013.

In addition, we will recognize a deferred acquisition cost (“DAC”) unlock charge of approximately $600 million, after-tax, in net income (loss) in the first quarter of 2013. The unlock charge is primarily due to the change in hedging costs assumptions related to the Japan variable annuity book of business.

Due to the impact of the charges described above, we expect to record a net loss for the first quarter of 2013.

The Offering

Issuer	The Hartford Financial Services Group, Inc.

Securities Offered	$300,000,000 aggregate principal amount of 4.300% senior notes due 2043.

Denominations	The senior notes will be issued in minimum denominations of $2,000 principal amount and multiples of $1,000 in excess thereof.

Maturity Date	April 15, 2043.

Interest	Interest on the senior notes will accrue from the issue date until maturity at a rate of 4.300% per year.

We will pay interest on the senior notes semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2013. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Further Issuances	There is no limit on the aggregate principal amount of senior notes that we may issue. Subject to certain tax limitations, we reserve the right, from time to time and without the consent of any holders, to re-open the series of which the senior notes are a part and issue additional senior notes on terms identical in all respects to the outstanding senior notes (except the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional senior notes shall be consolidated with, form a single series with and increase the aggregate principal amount of the outstanding senior notes.

Use of Proceeds	We estimate that the net proceeds from this offering of our senior notes will be approximately $294,145,000, after deducting underwriting discounts and the estimated expenses of the offering that we will pay.

We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment at maturity of our 4.625% senior notes due in July 2013 (“Senior Notes due July 2013”).

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and similar sections in our filings with the SEC incorporated by reference herein before buying the senior notes offered hereby.

Indenture	We will issue the senior notes under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

Ranking	The senior notes will be our unsecured senior indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Optional Redemption	We may redeem the senior notes at our option, at any time in whole, or from time to time in part, at the redemption prices described in “Description of the Senior Notes — Optional Redemption.”

No Listing

The senior notes constitute a new issue of securities with no established trading market. We do not intend to have the senior notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. We cannot assure you that an active after-market for the senior notes will develop or be sustained, that holders of the senior notes will be able to sell their senior notes or that holders of the senior notes will be able to sell their senior notes at favorable prices.

Form	The senior notes will be represented by one or more global notes that will be deposited with and registered in the name of The Depository Trust Company, or DTC, or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V., or Euroclear, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or Clearstream. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners.

Trustee and Principal Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Governing Law	New York.

RISK FACTORS

An investment in the senior notes offered hereby is subject to certain risks. The trading price of the senior notes could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in the senior notes you should consider the risk factors below relating to our business and this offering, as well as other trends, risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2012 and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The following risk factors are not necessarily listed in order of importance.

The Company’s operating environment remains subject to uncertainty about the timing and strength of an economic recovery. The success of the realignment of the Company’s businesses and the Company’s capital management plan are subject to material challenges, uncertainties and risks and may not be adequate to mitigate the financial, competitive and other risks associated with the Company’s operating environment, which could adversely affect the Company’s business, financial condition, results of operations and liquidity.

The significant disruptions and difficult conditions in global economies and capital markets experienced in recent years has cast significant uncertainty regarding the timing and strength of an economic recovery, which may adversely affect the Company’s business, financial condition, results of operations and liquidity in 2013. Continued high unemployment, lower family income, higher tax rates, including on small business owners, lower business investment and lower consumer spending have adversely affected or may in the future adversely affect the demand for financial and insurance products, as well as their profitability in some cases. The rate of growth and recovery, including employment levels, from the recession has been below historic levels and a period of slow growth may persist for an extended period of time, which could adversely affect the Company’s business, financial condition, results of operations and liquidity.

The success of the realignment of the Company’s businesses and the Company’s capital management plan remain subject to material challenges, uncertainties and risks. The Company may not achieve all of the benefits it expects to derive from its plan to repurchase $500 million of the Company’s equity and reduce the Company’s debt by $1 billion over the course of 2013 and 2014 and the Company’s decision to focus on the Company’s Property and Casualty, Group Benefits and Mutual Fund businesses, place the Company’s Individual Annuity business into runoff and sell the Individual Life, Woodbury Financial Services and Retirement Plans businesses. The Company’s capital management plan is subject to execution risks, including, among others, risks related to market fluctuations and investor interest and potential legal constraints that could delay execution at an otherwise optimal time. There can be no assurance that the Company will in fact complete its capital management plan over the planned time frame or at all. Further, the Company’s opportunities to reduce the size and risk of the variable annuity book may be limited and initiatives pursued may not achieve the anticipated benefits. The Company also may not be able to eliminate expenses associated with the divested businesses in the manner and on the schedule the Company currently anticipates and the Company may incur additional restructuring charges. The Company may take further actions beyond the capital management plan and business realignment, which may include acquisitions, divestitures or restructurings that may involve additional uncertainties and risks that negatively impact the Company’s business, financial condition, results of operations and liquidity. In addition, the Company is exposed to execution risk relating to the continued reinvestment of the Company’s investment portfolios and the continuing refinement of the Company’s hedge programs for the Company’s run-off annuity block. If the Company’s actions are not adequate, the Company’s ability to support the scale of the Company’s business and to absorb operating losses and liabilities under the Company’s customer contracts could be impaired, which would in turn adversely affect the Company’s overall competitiveness and the capital position of the Company.

The Company’s results, financial condition and statutory capital remain sensitive to equity and credit market performance and effects of interest rates and foreign currency, and the Company expects that market conditions will put pressure on returns in the Company’s investment portfolios and that the Company’s hedging costs (in particular with respect to the Company’s in-force variable annuity blocks) will remain higher than historical levels. Interest rates in recent periods continue to be at or near historically low levels. A sustained low interest rate environment would continue to pressure the Company’s net investment income and could result in lower margins, increased pension expense and lower estimated gross profits on certain products. Further, if global economic conditions worsen and real estate valuations drop to new cycle lows, the Company may experience additional realized and unrealized investment losses, particularly in the real estate and financial services sectors. Negative rating agency actions with respect to the Company’s investments could also indirectly adversely affect the Company’s statutory capital and risk-based capital (“RBC”) ratios, which could in turn have other negative consequences for the Company’s business and results.

Even if the measures the Company has taken (or takes in the future) are effective to mitigate the risks associated with the Company’s current operating environment, they may have unintended consequences. For example, rebalancing the Company’s hedging program to protect economic value, while being mindful of statutory surplus, may result in greater earnings volatility under generally accepted accounting principles in the U.S. (“U.S. GAAP”). The Company could be required to consider actions to manage its capital position and liquidity or further reduce its exposure to market and financial risks. The Company may also be forced to sell assets on unfavorable terms that could cause it to incur losses or lose the potential for market upside on those assets in a market recovery. The Company could also face other pressures, such as employee recruitment and retention issues and potential loss of distribution for the Company’s products.

The Company is exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, market volatility, foreign exchange rates and global real estate market deterioration that may have a material adverse effect on the Company’s business, financial condition, results of operations, and liquidity.

One important exposure to equity risk relates to the potential for lower earnings associated with the Company’s operations in Mutual Funds and Talcott Resolution, where fee income is earned based upon the fair value of the assets under management. Should equity markets decline from current levels, assets under management and related fee income will be reduced. Such a decline could result in a need for significant additional allocated capital to certain insurance companies due to rating agency and regulatory requirements, including with respect to stress scenarios. Furthermore, certain of the Company’s products have guaranteed benefits that increase the Company’s potential obligation and statutory capital exposure should equity markets decline. Sustained declines in equity markets may result in the need to devote significant additional capital to support these products and adversely affect the Company’s ability to support the its other businesses.

Interest rates in recent periods continue to be at or near historically low levels. As noted above, a sustained low interest rate environment would continue to pressure the Company’s net investment income and could result in lower margins, increased pension expense and lower estimated gross profits on certain products. In addition, due to the long-term nature of the liabilities within the Company’s Talcott Resolution operations, such as structured settlements and guaranteed benefits on variable annuities, sustained declines in long-term interest rates subjects the Company to reinvestment risks, increased hedging costs, spread compression and capital volatility. A rise in interest rates, in the absence of other countervailing changes, will reduce the market value of the Company’s investment portfolio and, if long-term interest rates were to rise dramatically within a six-to-twelve month time period, certain products within the Company’s Talcott Resolution division might be exposed to disintermediation risk. Disintermediation risk refers to the risk that the Company’s policyholders may surrender their contracts in a rising interest rate environment, requiring the Company to liquidate assets in an unrealized loss position. Although the Company’s products have features such as surrender charges and market-value adjustments, it is subject to disintermediation risk. An increase in interest rates can also impact the Company’s tax planning strategies and in particular the Company’s ability to utilize tax benefits to offset certain previously recognized realized capital losses.

The Company’s exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. If issuer credit spreads widen significantly or retain historically wide levels over an extended period of time, additional other-than-temporary impairments and decreases in the market value of the Company’s investment portfolio will likely result. In addition, losses have also occurred due to the volatility in credit spreads. When credit spreads widen, the Company incurs losses associated with the credit derivatives where the Company assumes exposure. When credit spreads tighten, the Company incurs losses associated with derivatives where the Company has purchased credit protection. If credit spreads tighten significantly, the Company’s net investment income associated with new purchases of fixed maturities may be reduced. In addition, a reduction in market liquidity can make it difficult to value certain of the Company’s securities when trading becomes less frequent. As such, valuations may include assumptions or estimates that may be more susceptible to significant period-to-period changes, which could have a material adverse effect on the Company’s business, financial condition, results of operations or liquidity.

The Company’s statutory surplus is also affected by widening credit spreads as a result of the accounting for the assets and liabilities on the Company’s fixed market value adjusted (“MVA”) annuities. Statutory separate account assets supporting the fixed MVA annuities are recorded at fair value. In determining the statutory reserve for the fixed MVA annuities the Company is required to use current crediting rates in the U.S. and Japanese LIBOR in Japan. In many capital market scenarios, current crediting rates in the U.S. are highly correlated with market rates implicit in the fair value of statutory separate account assets. As a result, the change in the statutory reserve from period to period will likely substantially offset the change in the fair value of the statutory separate account assets. However, in periods of volatile credit markets, actual credit spreads on investment assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in current crediting rates in the U.S. or Japanese LIBOR in Japan, the calculation of statutory reserves will not substantially offset the change in fair value of the statutory separate account assets resulting in reductions in statutory surplus. This has resulted and may continue to result in the need to devote significant additional capital to support the fixed MVA product.

The Company’s primary foreign currency exchange risk is related to certain guaranteed benefits associated with the Japan and U.K. variable annuities. The strengthening of the yen compared with other currencies would substantially increase the Company’s exposure to pay yen-denominated obligations. In addition, the Company’s foreign currency exchange risk relates to net income from foreign operations, non-U.S. dollar denominated investments, investments in foreign subsidiaries, and the Company’s yen-denominated individual fixed annuity product. In general, the weakening of foreign currencies versus the U.S. dollar will unfavorably affect net income from foreign operations, the value of non-U.S. dollar denominated investments, investments in foreign subsidiaries and realized gains or losses on the yen denominated annuity products. A strengthening of the U.S. dollar compared to foreign currencies will increase the Company’s exposure to the U.S. variable annuity guarantee benefits where policyholders have elected to invest in international funds, generating losses and statutory surplus strain.

The Company’s real estate market exposure includes investments in commercial mortgage-backed securities, residential mortgage-backed securities, commercial real estate collateralized debt obligations, mortgage and real estate partnerships, and mortgage loans. Deterioration in the real estate market in the recent past has adversely affected the Company’s business, financial condition, results of operations and liquidity. Significant further deterioration in the real estate market, including increases in property vacancy rates, delinquencies and foreclosures, could result in new cycle lows for market values and have a negative impact on sources of refinancing resulting in reduced market liquidity and higher risk premiums. This could result in impairments of real estate backed securities, a reduction in net investment income associated with real estate partnerships, and increases in the Company’s valuation allowance for mortgage loans.

Significant declines in equity prices, changes in U.S. interest rates, changes in credit spreads, inflation, the strengthening or weakening of foreign currencies against the U.S. dollar, or global real estate market deterioration, individually or in combination, could have a material adverse effect on the Company’s business, financial condition, results of operations or liquidity.

The Company’s business, financial condition, results of operations and liquidity may be materially adversely affected by unfavorable loss development.

The Company’s success, in part, depends upon its ability to accurately assess the risks associated with the businesses that it insures. The Company establishes loss reserves to cover its estimated liability for the payment of all unpaid losses and loss expenses incurred with respect to premiums earned on the policies that the Company writes. Loss reserves do not represent an exact calculation of liability. Rather, loss reserves are estimates of what the Company expects the ultimate settlement and administration of claims will cost, less what has been paid to date. These estimates are based upon actuarial and statistical projections and on the Company’s assessment of currently available data, as well as estimates of claims severity and frequency, legal theories of liability and other factors. Loss reserve estimates are refined periodically as experience develops and claims are reported and settled. Establishing an appropriate level of loss reserves is an inherently uncertain process. Because of this uncertainty, it is possible that the Company’s reserves at any given time will prove inadequate. Furthermore, since estimates of aggregate loss costs for prior accident years are used in pricing the Company’s insurance products, the Company could later determine that its products were not priced adequately to cover actual losses and related loss expenses in order to generate a profit. To the extent the Company determines that losses and related loss expenses are emerging unfavorably to the Company’s initial expectations, the Company will be required to increase reserves. Increases in reserves would be recognized as an expense during the period or periods in which these determinations are made, thereby adversely affecting the Company’s results of operations for the related period or periods. Depending on the severity and timing of any changes in these estimated losses, such determinations could have a material adverse effect on the Company’s business, financial condition, results of operations or liquidity.

The Company is particularly vulnerable to losses from catastrophes, both natural and man-made, which could materially and adversely affect the Company’s business, financial condition, results of operations and liquidity.

The Company’s insurance operations expose the Company to claims arising out of catastrophes. Catastrophes can be caused by various unpredictable events, including earthquakes, hurricanes, hailstorms, severe winter weather, wind storms, fires, tornadoes, explosions, pandemics and other natural or man-made disasters. The geographic distribution of the Company’s business subjects it to catastrophe exposure for events occurring in a number of areas, including, but not limited to, hurricanes in Florida, the Gulf Coast, the Northeast and the Atlantic coast regions of the United States, tornadoes in the Midwest and Southeast, earthquakes in California and the New Madrid region of the United States, and the spread of disease in metropolitan areas. The Company expects that increases in the values and concentrations of insured property in these areas will continue to increase the severity of catastrophic events in the future. Starting in 2004 and 2005, third-party catastrophe loss models for hurricane loss events have incorporated medium-term forecasts of increased hurricane frequency and severity — reflecting the potential influence of multi-decadal climate patterns within the Atlantic. In addition, changing climate conditions across longer time scales, including the potential risk of broader climate change, may be increasing, or may in the future increase, the severity of certain natural catastrophe losses across various geographic regions. In addition, changing climate conditions, primarily rising global temperatures, may be increasing, or may in the future increase, the frequency and severity of natural catastrophes and increase the potency of viral pathogens and bacterial outbreaks that can cause pandemics or adverse mortality trends. Potential examples of the impact of climate change on catastrophe exposure include, but are not limited to the following: an increase in the frequency or severity of wind and thunderstorm and tornado/hailstorm events due to increased convection in the atmosphere, more frequent brush fires in certain geographies due to prolonged periods of drought, higher incidence of deluge flooding, and the potential for an increase in severity of the largest hurricane events due to higher sea surface temperatures. Additionally, due to such catastrophes, policyholders may be unable to meet their obligations to pay premiums on the Company’s insurance policies or make deposits on the Company’s investment products.

The Company’s liquidity could be constrained by a catastrophe, or multiple catastrophes, which could result in extraordinary losses. In addition, in part because accounting rules do not permit insurers to reserve for such catastrophic events until they occur, claims from catastrophic events could have a material adverse effect on the Company’s business, financial condition, results of operations or liquidity. To the extent that loss experience unfolds or models improve, the Company will seek to reflect any of these changes in the design and pricing of its products. However, the Company may be exposed to regulatory or legislative actions that prevent a full accounting of loss expectations in the design or pricing of the Company’s products or result in additional risk-shifting to the insurance industry.

Actual results could materially differ from the analytical models the Company use to assist its decision making in key areas such as underwriting, capital, hedging, reserving, and catastrophe risks, which could have a material adverse effect on the Company’s business, financial condition, results of operations or liquidity.

The Company employs various modeling techniques (e.g., scenarios, predictive, stochastic and/or forecasting) to analyze and estimate exposures, loss trends and other risks associated with the Company’s assets and liabilities. The Company uses the modeled outputs and related analyses to assist it in decision-making related to underwriting, pricing, capital allocation, reserving, hedging, reinsurance, and catastrophe risk. Both proprietary and third party models the Company uses incorporate numerous assumptions and forecasts about the future level and variability of interest rates, capital requirements, loss frequency and severity, currency exchange rates, policyholder behavior, equity markets and inflation, among others. The modeled outputs and related analyses are subject to the inherent limitations of any statistical analysis, including the use of historical internal and industry data and assumptions. Consequently, actual results may differ materially from the Company’s modeled results. The profitability and financial condition of the Company substantially depends on the extent to which the Company’s actual experience is consistent with assumptions it uses in its models and ultimate model outputs. If, based upon these models or other factors, the Company misprices its products or the Company’s estimates of the risks it is exposed to prove to be materially inaccurate, the Company’s business, financial condition, results of operations or liquidity may be adversely affected.

The Company’s business, financial condition, results of operations and liquidity may be adversely affected by the emergence of unexpected and unintended claim and coverage issues.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may either extend coverage beyond the Company’s underwriting intent or increase the frequency or severity of claims. In some instances, these changes may not become apparent until some time after the Company has issued insurance contracts that are affected by the changes. As a result, the full extent of liability under the Company’s insurance contracts may not be known for many years after a contract is issued, and this liability may have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity at the time it becomes known.

As a property and casualty insurer, the premium rates the Company is able to charge and the profits the Company is able to obtain are affected by the actions of state insurance departments that regulate the Company’s business, the cyclical nature of the business in which the Company competes and the Company’s ability to adequately price the risks the Company underwrites, which may have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

Pricing adequacy depends on a number of factors, including the ability to obtain regulatory approval for rate changes, proper evaluation of underwriting risks, the ability to project future loss cost frequency and severity based on historical loss experience adjusted for known trends, the Company’s response to rate actions taken by competitors, and expectations about regulatory and legal developments and expense levels. The Company seeks to price its property and casualty insurance policies such that insurance premiums and future net investment income earned on premiums received will provide for an acceptable profit in excess of underwriting expenses and the cost of paying claims.

State insurance departments that regulate the Company often propose premium rate changes for the benefit of the consumer at the expense of the insurer and may not allow the Company to reach targeted levels of profitability. In addition to regulating rates, certain states have enacted laws that require a property and casualty insurer conducting business in that state to participate in assigned risk plans, reinsurance facilities, joint underwriting associations and other residual market plans, or to offer coverage to all consumers and often restrict an insurer’s ability to charge the price it might otherwise charge or restrict an insurer’s ability to offer or enforce specific policy deductibles. In these markets, the Company may be compelled to underwrite significant amounts of business at lower than desired rates or accept additional risk not contemplated in the Company’s existing rates, participate in the operating losses of residual market plans or pay assessments to fund operating deficits of state-sponsored funds, possibly leading to unacceptable returns on equity. The laws and regulations of many states also limit an insurer’s ability to withdraw from one or more lines of insurance in the state, except pursuant to a plan that is approved by the state’s insurance department. Additionally, certain states require insurers to participate in guaranty funds for impaired or insolvent insurance companies. These funds periodically assess losses against all insurance companies doing business in the state. Any of these factors could have a material adverse effect on the Company’s business, financial condition, results of operations or liquidity.

Additionally, the property and casualty insurance market is historically cyclical, experiencing periods characterized by relatively high levels of price competition, less restrictive underwriting standards and relatively low premium rates, followed by periods of relatively low levels of competition, more selective underwriting standards and relatively high premium rates. Prices tend to increase for a particular line of business when insurance carriers have incurred significant losses in that line of business in the recent past or when the industry as a whole commits less of its capital to writing exposures in that line of business. Prices tend to decrease when recent loss experience has been favorable or when competition among insurance carriers increases. In all of the Company’s property and casualty insurance product lines and states, there is a risk that the premium the Company charges may ultimately prove to be inadequate as reported losses emerge. In addition, there is a risk that regulatory constraints, price competition or incorrect pricing assumptions could prevent the Company from achieving targeted returns. Inadequate pricing could have a material adverse effect on the Company’s results of operations.

The amount of statutory capital that the Company has, and the amount of statutory capital that the Company must hold to maintain its financial strength and credit ratings and meet other requirements, can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market, credit market, interest rate and foreign currency conditions, changes in policyholder behavior and changes in rating agency models.

The Company conducts the vast majority of its business through licensed insurance company subsidiaries. Accounting standards and statutory capital and reserve requirements for these entities are prescribed by the applicable insurance regulators and the National Association of Insurance Commissioners (“NAIC”). Insurance regulators have established regulations that provide minimum capitalization requirements based on risk-based capital formulas for both life and property and casualty companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable annuities and group annuities that contain death benefits or certain living benefits. The RBC formula for property and casualty companies adjusts statutory surplus levels for certain underwriting, asset, credit and off-balance sheet risks. The Company’s international operations are subject to regulation in the relevant jurisdiction in which they operate, which in many ways is similar to the state regulation outlined above, with similar related restrictions and obligations.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital our insurance subsidiaries must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in the Company’s investment portfolio, the value of certain derivative instruments, changes in interest rates and foreign currency exchange rates, the impact of internal reinsurance arrangements, and changes to the NAIC RBC formulas. Most of these factors are outside of the Company’s control. Our financial strength and credit ratings are significantly influenced by the statutory surplus amounts and RBC ratios of our insurance company subsidiaries. In addition, rating agencies may implement changes to their internal models that have the effect of increasing the amount of statutory capital the Company must hold in order to maintain the Company’s current ratings. Also, in extreme scenarios of equity market declines and other capital market volatility, the amount of additional statutory reserves that the Company is required to hold for its variable annuity guarantees increases at a greater than linear rate. This reduces the statutory surplus used in calculating the Company’s RBC ratios. When equity markets increase, surplus levels and RBC ratios will generally increase. This may be offset, however, as a result of a number of factors and market conditions, including the level of hedging costs and other risk transfer activities, reserve requirements for death and living benefit guarantees and RBC requirements could also increase, lowering RBC ratios. For example, while the Company’s property and casualty companies are expected to generate statutory surplus in 2013, the Company’s life companies’ statutory surplus, excluding the statutory surplus gain from the dispositions of Individual Life and Retirement Plans, is expected to be flat to positive in 2013, which while an improvement over 2012 is challenged due to continued low interest rates and high loss cost trends in Group Benefits. Due to these factors, projecting statutory capital and the related RBC ratios is complex. If the Company’s statutory capital resources are insufficient to maintain a particular rating by one or more rating agencies, we may seek to raise capital through public or private equity or debt financing. If the Company were not to raise additional capital, either at the Company’s discretion or because the Company were unable to do so, the Company’s financial strength and credit ratings might be downgraded by one or more rating agencies.

Downgrades in the Company’s financial strength or credit ratings, which may make the Company’s products less attractive, could increase the Company’s cost of capital and inhibit the Company’s ability to refinance its debt, which would have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

Financial strength and credit ratings, including commercial paper ratings, are important in establishing the competitive position of insurance companies. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency, general economic conditions, and circumstances outside the rated company’s control. In addition, rating agencies may employ different models and formulas to assess the financial strength of a rated company, and from time to time rating agencies have, at their discretion, altered these models. Changes to the models, general economic conditions, or circumstances outside the Company’s control could impact a rating agency’s judgment of its rating and the rating it assigns the Company. The Company cannot predict what actions rating agencies may take, or what actions the Company may take in response to the actions of rating agencies, which may adversely affect it.

The Company’s financial strength ratings, which are intended to measure the Company’s ability to meet policyholder obligations, are an important factor affecting public confidence in most of the Company’s products and, as a result, the Company’s competitiveness. A downgrade or a potential downgrade in the rating of the Company’s financial strength or of one of the Company’s principal insurance subsidiaries could affect the Company’s competitive position and reduce future sales of the Company’s products.

The Company’s credit ratings also affect the Company’s cost of capital. A downgrade or a potential downgrade of the Company’s credit ratings could make it more difficult or costly to refinance maturing debt obligations, to support business growth at our insurance subsidiaries and to maintain or improve the financial strength ratings of our principal insurance subsidiaries. Downgrades could begin to trigger potentially material collateral calls on certain of the Company’s derivative instruments and counterparty rights to terminate derivative relationships, both of which could limit the Company’s ability to purchase additional derivative instruments. These events could materially adversely affect the Company’s business, financial condition, results of operations and liquidity. For a further discussion of potential impacts of ratings downgrades on derivative instruments, including potential collateral calls, see Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations — Capital Resources and Liquidity — Derivative Commitments” of our Annual Report on Form 10-K for the year ended December 31, 2012.

Concentration of the Company’s investment portfolio in any particular segment of the economy may have adverse effects on the Company’s business, financial condition, results of operations and liquidity.

The concentration of the Company’s investment portfolios in any particular industry, collateral type, group of related industries or geographic sector could have an adverse effect on the Company’s investment portfolios and consequently on the Company’s business, financial condition, results of operations and liquidity. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the Company’s investment portfolio to the extent that the portfolio is concentrated rather than diversified.

The Company’s adjustment of its risk management program relating to products it offered with guaranteed benefits to emphasize protection of economic value will likely result in greater U.S. GAAP volatility in the Company’s earnings and potentially material charges to net income (loss) in periods of rising equity market pricing levels.

Some of the in-force business within the Company’s Talcott Resolution operations, especially variable annuities, offer guaranteed benefits which, in the event of a decline in equity markets, would not only result in lower earnings, but will also increase the Company’s exposure to liability for benefit claims. The Company is also subject to equity market volatility related to these benefits, including the guaranteed minimum withdrawal benefit (“GMWB”), guaranteed minimum accumulation benefit (“GMAB”), guaranteed minimum death benefit (“GMDB”) and guaranteed minimum income benefit (“GMIB”) associated with in-force variable annuities. The Company uses reinsurance structures and has modified benefit features to mitigate the exposure associated with GMDB. The Company also uses reinsurance in combination with a modification of benefit features and derivative instruments to attempt to minimize the claim exposure and to reduce the volatility of net income associated with the GMWB liability. However, due to the severe economic conditions experienced in recent years, the Company adjusted its risk management program to place greater relative emphasis on the protection of economic value. This shift in relative emphasis has resulted in greater U.S. GAAP earnings volatility and, based upon the types of hedging instruments used, can result in potentially material charges to net income (loss) in periods of rising equity market pricing levels, lower interest rates, rises in volatility and weakening of the yen against other currencies. While the Company believes that these actions have improved the efficiency of the Company’s risk management related to these benefits, the Company remains liable for the guaranteed benefits in the event that reinsurers or derivative counterparties are unable or unwilling to pay and in turn may need additional capital to support in-force business. The Company is also subject to the risk that these management procedures prove ineffective or that unanticipated policyholder behavior, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed, which individually or collectively may have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

The Company’s valuations of many of its financial instruments include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect the Company’s business, results of operations, financial condition and liquidity.

The following financial instruments are carried at fair value in the Company’s consolidated financial statements: fixed maturities, equity securities, freestanding and embedded derivatives, and separate account assets. The determination of fair values is made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts.

During periods of market disruption, including periods of rapidly widening credit spreads or illiquidity, it may be difficult to value certain of the Company’s securities if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the financial environment. In such cases, securities may require more subjectivity and management judgment in determining their fair values and those fair values may differ materially from the value at which the investments may be ultimately sold. Further, rapidly changing or unprecedented credit and equity market conditions could materially impact the valuation of securities and the period-to-period changes in value could vary significantly. Decreases in value could have a material adverse effect on the Company’s business, results of operations, financial condition and liquidity.

Evaluation of available-for-sale securities for other-than-temporary impairment involves subjective determinations and could materially impact the Company’s business, financial condition, results of operations and liquidity.

The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether a credit and/or non-credit impairment exists and whether an impairment should be recognized in current period earnings or in other comprehensive income. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition or future recovery prospects, the effects of changes in interest rates or credit spreads and the expected recovery period. For securitized financial assets with contractual cash flows, the Company currently uses its best estimate of cash flows over the life of the security. In addition, estimating future cash flows involves incorporating information received from third-party sources and making internal assumptions and judgments regarding the future performance of the underlying collateral and assessing the probability that an adverse change in future cash flows has occurred. The determination of the amount of other-than-temporary impairments is based upon the Company’s quarterly evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available.

Additionally, the Company’s management considers a wide range of factors about the security issuer and uses their best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations in the impairment evaluation process include, but are not limited to:

•	the length of time and the extent to which the fair value has been less than cost or amortized cost;

•	changes in the financial condition, credit rating and near-term prospects of the issuer;

•	whether the issuer is current on contractually obligated interest and principal payments;

•	changes in the financial condition of the security’s underlying collateral;

•	the payment structure of the security;

•	the potential for impairments in an entire industry sector or sub-sector;

•	the potential for impairments in certain economically depressed geographic locations;

•	the potential for impairments of securities where the issuer, series of issuers or industry has suffered a catastrophic type of loss or has exhausted natural resources;

•	unfavorable changes in forecasted cash flows on mortgage-backed and asset-backed securities;

•

for mortgage-backed and asset-backed securities, commercial and residential property value declines that vary by property type and location and average cumulative collateral loss rates that vary by vintage year;

•	other subjective factors, including concentrations and information obtained from regulators and rating agencies;

•

the Company’s intent to sell a debt or an equity security with debt-like characteristics (collectively, “debt security”) or whether it is more likely than not that the Company will be required to sell the debt security before its anticipated recovery; and

•	the Company’s intent and ability to retain an equity security without debt-like characteristics for a period of time sufficient to allow for the recovery of its value.

Impairment losses in earnings could materially adversely affect the Company’s results of operation and financial condition.

Losses due to nonperformance or defaults by others, including issuers of investment securities (which include structured securities such as commercial mortgage backed securities and residential mortgage backed securities, European private and sovereign issuers, or other high yielding bonds) mortgage loans or reinsurance and derivative instrument counterparties, could have a material adverse effect on the value of the Company’s investments, business, financial condition, results of operations and liquidity.

Issuers or borrowers whose securities or loans the Company holds, customers, trading counterparties, counterparties under swaps and other derivative contracts, reinsurers, clearing agents, exchanges, clearing houses and other financial intermediaries and guarantors may default on their obligations to the Company due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, government intervention or other reasons. Such defaults could have a material adverse effect on the value of the Company’s investments, business, financial condition, results of operations and liquidity. Additionally, the underlying assets supporting the Company’s structured securities or loans may deteriorate causing these securities or loans to incur losses.

The Company’s investment portfolio includes securities backed by real estate assets the value of which have been adversely impacted by the recent recessionary period, high unemployment rates and the associated property value declines, ultimately resulting in a reduction in expected future cash flows for certain securities. The Company also has exposure to European based issuers of securities and providers of reinsurance, as well as indirect European exposure resulting from the variable annuity products that it has sold in Japan and the

United Kingdom. Further details of the European private and sovereign issuers held within the investment portfolio and indirect variable annuity exposures can be found in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations — Enterprise Risk Management — Investment Portfolio Risks and Risk Management of our Annual Report on Form 10-K for the year ended December 31, 2012. The Company’s European based reinsurance arrangements are further described in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations — Enterprise Risk Management — Investment Portfolio Risks and Risk Management — European Exposure of our Annual Report on Form 10-K for the year ended December 31, 2012.

Further property value declines and loss rates that exceed the Company’s current estimates, as outlined in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations — Enterprise Risk Management — Other-Than-Temporary Impairments of our Annual Report on Form 10-K for the year ended December 31, 2012, or a worsening of general economic conditions, including the European financial crisis, could have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

To the extent the investment portfolio is not adequately diversified, concentrations of credit risk may exist which could negatively impact the Company if significant adverse events or developments occur in any particular industry, group of related industries or geographic regions. The Company is not exposed to any credit concentration risk of a single issuer greater than 10% of the Company’s stockholders’ equity other than U.S. government and U.S. government agencies backed by the full faith and credit of the U.S. government, and the Government of Japan. However, if issuers of securities or loans the Company holds are acquired, merge or otherwise consolidate with other issuers of securities or loans held by the Company, the Company’s credit concentration risk could increase above the 10% threshold, for a period of time, until the Company is able to sell securities to get back in compliance with the established investment credit policies.

If assumptions used in estimating future gross profits differ from actual experience, the Company may be required to accelerate the amortization of DAC and increase reserves for guaranteed minimum death and income benefits, which could have a material adverse effect on the Company’s results of operations and financial condition.

The Company deferred acquisition costs associated with the prior sales of its universal and variable life and variable annuity products. These costs are amortized over the expected life of the contracts. The remaining deferred but not yet amortized cost is referred to as the Deferred Acquisition Cost (“DAC”) asset. The Company amortizes these costs in proportion to the present value of estimated gross profits (“EGPs”). The Company evaluates the EGPs compared to the DAC asset to determine if an impairment exists. The Company also establishes reserves for GMDB and GMIB using components of EGPs. The projection of EGPs, or components of EGPs, requires the use of certain assumptions, principally related to separate account fund returns in excess of amounts credited to policyholders, surrender and lapse rates, interest margin (including impairments), mortality, benefit utilization, annuitization and hedging costs. Of these factors, the Company anticipates that changes in investment returns are most likely to impact the rate of amortization of such costs. However, other factors such as those the Company might employ to reduce risk, such as the cost of hedging or other risk mitigating techniques, could also significantly reduce estimates of future gross profits. Estimating future gross profits is a complex process requiring considerable judgment and the forecasting of events well into the future. If the Company’s assumptions regarding policyholder behavior, including lapse rates, benefit utilization, surrenders, and annuitization, hedging costs or costs to employ other risk mitigating techniques prove to be inaccurate or if significant or sustained equity market declines occur, the Company could be required to accelerate the amortization of DAC related to variable annuity and variable universal life contracts, and increase reserves for GMDB and GMIB which would result in a charge to net income (loss). Such adjustments could have a material adverse effect on the Company’s results of operations and financial condition.

If the Company’s businesses do not perform well, it may be required to recognize an impairment of the Company’s goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on the Company’s results of operations and financial condition.

Goodwill represents the excess of the amounts the Company paid to acquire subsidiaries and other businesses over the fair value of their net assets at the date of acquisition. The Company tests goodwill at least annually for impairment. Impairment testing is performed based upon estimates of the fair value of the “reporting unit” to which the goodwill relates. The reporting unit is the operating segment or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management at that level. The fair value of the reporting unit is impacted by the performance of the business and could be adversely impacted by any efforts made by the Company to limit risk. If it is determined that the goodwill has been impaired, the Company must write down the goodwill by the amount of the impairment, with a corresponding charge to net income (loss). These write downs could have a material adverse effect on the Company’s results of operations or financial condition.

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets are assessed periodically by management to determine if they are realizable. Factors in management’s determination include the performance of the business including the ability to generate capital gains, to offset previously recognized capital losses, from a variety of sources and tax planning strategies. If based on available information, it is more likely than not that the Company is unable to recognize a full tax benefit on realized capital losses, then a valuation allowance will be established with a corresponding charge to net income (loss). Charges to increase the Company’s valuation allowance could have a material adverse effect on the Company’s results of operations and financial condition.

The occurrence of one or more terrorist attacks in the geographic areas the Company serves or the threat of terrorism in general may have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

The occurrence of one or more terrorist attacks in the geographic areas the Company serves could result in substantially higher claims under the Company’s insurance policies than it has anticipated. Private sector catastrophe reinsurance is extremely limited and generally unavailable for terrorism losses caused by attacks with nuclear, biological, chemical or radiological weapons. Reinsurance coverage from the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) is also limited. Although TRIPRA provides benefits in the event of certain acts of terrorism, those benefits are subject to a deductible and other limitations. Under TRIPRA, once the Company’s losses exceed 20% of the Company’s subject commercial property and casualty insurance premium for the preceding calendar year, the federal government will reimburse the Company for 85% of the Company’s losses attributable to certain acts of terrorism which exceed this deductible up to a total industry program cap of $100 billion. The Company’s estimated deductible under the program is $1.2 billion for 2013. In addition, because the interpretation of this law is untested, there is substantial uncertainty as to how it will be applied to specific circumstances. It is also possible that future legislative action could change TRIPRA, which is due to expire at the end of 2014, unless extended.

Accordingly, the effects of a terrorist attack in the geographic areas the Company serves may result in claims and related losses for which the Company does not have adequate reinsurance. This would likely cause the Company to increase its reserves, adversely affect the Company’s results during the period or periods affected and, could adversely affect the Company’s business, financial condition, results of operations and liquidity. Further, the continued threat of terrorism and the occurrence of terrorist attacks, as well as heightened security measures and military action in response to these threats and attacks or other geopolitical or military crises, may cause significant volatility in global financial markets, disruptions to commerce and reduced economic activity. These consequences could have an adverse effect on the value of the assets in the Company’s investment portfolio as well as those in the Company’s separate accounts. Terrorist attacks also could disrupt the Company’s operations centers in the U.S. or abroad. As a result, it is possible that any, or a combination of all, of these factors may have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

It is difficult for the Company to predict the Company’s potential exposure for asbestos and environmental claims, and the Company’s ultimate liability may exceed the Company’s currently recorded reserves, which may have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

The Company continues to receive asbestos and environmental claims. Significant uncertainty limits the ability of insurers and reinsurers to estimate the ultimate reserves necessary for unpaid losses and related expenses for both environmental and particularly asbestos claims. For some asbestos and environmental claims, the Company believes that the actuarial tools and other techniques it employs to estimate the ultimate cost of claims for more traditional kinds of insurance exposure are less precise in estimating reserves for the Company’s asbestos and environmental exposures. Accordingly, the degree of variability of reserve estimates for these longer-tailed exposures is significantly greater than for other more traditional exposures. It is also not possible to predict changes in the legal and legislative environment and their effect on the future development of asbestos and environmental claims. Because of the significant uncertainties that limit the ability of insurers and reinsurers to estimate the ultimate reserves necessary for unpaid losses and related expenses for both environmental and particularly asbestos claims, the ultimate liabilities may exceed the currently recorded reserves. Increases in reserves would be recognized as an expense during the periods in which these determinations are made, thereby adversely affecting the Company’s results of operations for the related periods. Any such additional liability cannot be reasonably estimated now, but could have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

The Company may incur losses due to the Company’s reinsurers’ unwillingness or inability to meet their obligations under reinsurance contracts and the availability, pricing and adequacy of reinsurance may not be sufficient to protect the Company against losses.

As an insurer, the Company frequently seeks to reduce the effect of losses that may arise from catastrophes to transfer other risks that can cause unfavorable results of operations, or to effect the sale of one line of business to an independent company through reinsurance. Under these reinsurance arrangements, other insurers assume a portion of the Company’s losses and related expenses; however, the Company remains liable as the direct insurer on all risks reinsured. Consequently, ceded reinsurance arrangements do not eliminate the Company’s obligation to pay claims, and the Company is subject to its reinsurers’ credit risk with respect to the Company’s ability to recover amounts due from them. Although the Company regularly evaluates the financial condition of the Company’s reinsurers to minimize the Company’s exposure to significant losses from reinsurer insolvencies, the Company’s reinsurers may become financially unsound or choose to dispute their contractual obligations by the time their financial obligations become due. The inability or unwillingness of any reinsurer to meet its financial obligations to the Company could have a material adverse effect on the Company’s results of operations. In addition, market conditions beyond the Company’s control determine the availability and cost of the reinsurance the Company is able to purchase. Historically, reinsurance pricing has changed significantly from time to time. No assurances can be made that reinsurance will remain continuously available to the Company to the same extent and on the same terms as are currently available. If the Company were unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would have to either accept an increase in its net liability exposure, reduce the amount of business the Company writes, or develop to the extent possible other alternatives to reinsurance. Further, due to the inherent uncertainties as to collection and the length of time before reinsurance recoverables will be due, it is possible that future adjustments to the Company’s reinsurance recoverables, net of the allowance, could be required, which could have a material adverse effect on the Company’s consolidated results of operations or cash flows in a particular quarterly or annual period.

Competitive activity may adversely affect the Company’s market share and financial results, which could have a material adverse effect on the Company’s business and results of operations.

The insurance industry is highly competitive. The Company’s principal competitors are other property and casualty insurers, group benefits providers and mutual funds. Larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively. These highly competitive pressures could result in increased pricing pressures on a number of the Company’s products and services and may harm the Company’s ability to maintain or increase the Company’s profitability. Because of the highly competitive nature of the insurance industry, there can be no assurance that the Company will continue to compete effectively with its industry rivals, or that competitive pressure will not have a material adverse effect on the Company’s business and results of operations.

The Company may experience difficulty in marketing, distributing and providing investment advisory services in relation to the Company’s products through current and future distribution channels and advisory firms.

The Company distributes its insurance products and mutual funds through a variety of distribution channels, including brokers, independent agents, broker-dealers, banks, wholesalers, affinity partners, the Company’s own internal sales force and other third-party organizations. In some areas of the Company’s business, the Company generates a significant portion of its business through or in connection with individual third-party arrangements. For example, the Company markets its Consumer Markets products in part through an exclusive licensing arrangement with AARP that continues through January 2020. The Company’s ability to distribute products through affinity partners may be adversely impacted by membership levels and the pace of membership growth. In December 2011, the Company entered into a 5-year agreement with Wellington Management Company as the preferred sub-advisor for The Hartford Mutual Funds. The Company periodically negotiates provisions and renewals of these relationships, and there can be no assurance that such terms will remain acceptable to it or such third parties. An interruption in the Company’s continuing relationship with certain of these third parties, including potentially as a result of a strategic transaction, could materially affect the Company’s ability to market the Company’s products and could have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

The impact of regulatory initiatives, including the enactment of the Dodd-Frank Act, could have a material adverse impact on the Company’s business, financial condition, results of operations and liquidity.

Regulatory developments relating to the recent financial crisis may significantly affect the Company’s operations and prospects in ways that the Company cannot predict. U.S. and overseas governmental and regulatory authorities, including the SEC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), the NYSE and the Financial Industry Regulatory Authority, Inc. (“FINRA”) are considering enhanced or new regulatory requirements intended to prevent future crises or otherwise stabilize the institutions under their supervision. Such measures are likely to lead to stricter regulation of financial institutions generally, and heightened prudential requirements for systemically important companies in particular.

The Dodd-Frank Act was enacted on July 21, 2010, mandating changes to the regulation of the financial services industry. Implementation of the Dodd-Frank Act is ongoing and may affect the Company’s operations and governance in ways that could adversely affect the Company’s financial condition and results of operations.

Certain provisions of the Dodd-Frank Act will require central clearing of, and/or impose new margin and capital requirements on, derivatives transactions, which the Company expects will increase the costs of its hedging program. Other provisions of the Dodd-Frank Act could subject the Company to post-event assessments imposed by the FDIC to recoup the costs associated with the orderly liquidation of systemically important institutions in the event one or more such institutions fails. Further, in certain circumstances the FDIC is authorized to petition a state court to commence an insolvency proceeding to liquidate or rehabilitate an insurance company under applicable state law in the event the insurer’s state regulator fails to act.

Other provisions in the Dodd-Frank Act that may impact the Company include: the new “Federal Insurance Office” within Treasury; the possible adverse impact on the pricing and liquidity of the securities in which the Company invests resulting from the proprietary trading and market making limitation of the Volcker Rule; the possible prohibition of certain asset-backed securities transactions that could adversely impact the Company’s ability to offer insurance-linked securities; and enhancements to corporate governance, especially regarding risk management.

The Dodd-Frank Act vests the Financial Stability Oversight Council (“FSOC”) with the power to designate “systemically important” institutions, which will be subject to special regulatory supervision and other provisions intended to prevent, or mitigate the impact of, future disruptions in the U.S. financial system. Systemically important institutions are limited to large bank holding companies and nonbank financial companies that are so important that their potential failure could “pose a threat to the financial stability of the United States.” The FSOC published a final rule setting forth the process they propose to follow when designating systemically important nonbank financial companies in April 2012. Based on its most current financial data, the Company is below the initial quantitative thresholds that will be used to determine which nonbank companies merit consideration. The FSOC has indicted it will review on a quarterly basis whether nonbank financial institutions meet the metrics for further review.

If the Company is designated as a systemically important institution, it could be subject to higher capital requirements and additional regulatory oversight imposed by the Federal Reserve. The Company could also be subject to increased capital requirements or quantitative limits with respect to its sponsorship of and investments in private equity and hedge funds, which could limit the Company’s discretion in managing its general account. The Federal Reserve issued a proposed rule in December 2011 that would apply capital and liquidity requirements, single-counterparty credit limits, and stress testing and risk management requirements to systemically important institutions, and subject such institutions to an early remediation regime based on these requirements. The Federal Reserve has noted that they may tailor the application of the proposed rule to the particular attributes of systemically important nonbank financial companies. If the Company were to be designated as systemically important by the FSOC, these requirements could apply to the Company. However, it is not yet clear how or to what extent these requirements would be applied to systemically important nonbank financial companies.

The Company may experience unfavorable judicial or legislative developments involving claim litigation that could have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

The Company is involved in claims litigation arising in the ordinary course of business, both as a liability insurer defending or providing indemnity for third-party claims brought against insureds and as an insurer defending coverage claims brought against it. The Company accounts for such activity through the establishment of unpaid loss and loss adjustment expense reserves. The Company is also involved in legal actions that do not arise in the ordinary course of business, some of which assert claims for substantial amounts. Pervasive or significant changes in the judicial environment relating to matters such as trends in the size of jury awards, developments in the law relating to the liability of insurers or tort defendants, and rulings concerning the availability or amount of certain types of damages could cause the Company’s ultimate liabilities to change from the Company’s current expectations. Changes in federal or state tort litigation laws or other applicable law could have a similar effect. It is not possible to predict changes in the judicial and legislative environment and their impact on the future development of the adequacy of the Company’s loss reserves, particularly reserves for longer-tailed lines of business, including asbestos and environmental reserves, and how those changes might adversely affect the Company’s ability to price the Company’s products appropriately. The Company’s business, financial condition, results of operations and liquidity could also be adversely affected if judicial or legislative developments cause the Company’s ultimate liabilities to increase from current expectations.

Potential changes in domestic and foreign regulation may increase the Company’s business costs and required capital levels, which could have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

The Company is subject to extensive U.S. and non-U.S. laws and regulations that are complex, subject to change and often conflicting in their approach or intended outcomes. Compliance with these laws and regulations is costly and can affect the Company’s strategy, as well as the demand for and profitability of the products it offers.

State insurance laws regulate most aspects of the Company’s U.S. insurance businesses, and the Company’s insurance subsidiaries are regulated by the insurance departments of the states in which they are domiciled, licensed or authorized to conduct business. U.S. state laws grant insurance regulatory authorities broad administrative powers with respect to, among other things:

•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	protecting privacy;

•	establishing statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	approving changes in control of insurance companies;

•	approving acquisitions, divestitures and similar transactions;

•	restricting the payment of dividends to the parent company and other transactions between affiliates;

•	establishing assessments and surcharges for guaranty funds, second-injury funds and other mandatory pooling arrangements;

•	requiring insurers to dividend any excess profits to policy holders; and

•	regulating the types, amounts and valuation of investments.

In addition, future regulatory initiatives could be adopted at the federal or state level that could impact the profitability of the Company’s businesses. For example, the NAIC and state insurance regulators are continually reexamining existing laws and regulations, specifically focusing on modifications to statutory accounting principles, interpretations of existing laws and the development of new laws and regulations. The NAIC has undertaken a Solvency Modernization Initiative focused on updating the U.S. insurance solvency regulation framework, including capital requirements, governance and risk management, group supervision, accounting and financial reporting and reinsurance. Any proposed or future legislation or NAIC initiatives, if adopted, may be more restrictive on the Company’s ability to conduct business than current regulatory requirements or may result in higher costs or increased statutory capital and reserve requirements.

Further, because these laws and regulations are complex and sometimes inexact, there is also a risk that any particular regulator’s or enforcement authority’s interpretation of a legal, accounting, or reserving issue may change over time to the Company’s detriment, or expose the Company to different or additional regulatory risks. The application of these regulations and guidelines by insurers involves interpretations and judgments that may not be consistent with the opinion of state insurance departments. The Company cannot provide assurance that such differences of opinion will not result in regulatory, tax or other challenges to the actions the Company has taken to date. The result of those potential challenges could require the Company to increase levels of statutory capital and reserves or incur higher operating and/or tax costs.

In addition, the Company’s international operations are subject to regulation in the relevant jurisdictions in which they operate (primarily the Japan Financial Services Agency, the Central Bank of Ireland and the United Kingdom Financial Services Authority), which in many ways is similar to the state regulation outlined above, with similar related restrictions and obligations. The Company’s asset management businesses are also subject to extensive regulation in the various jurisdictions where they operate.

These laws and regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory authorities broad administrative powers. Compliance with these laws and regulations is costly, time consuming and personnel intensive, and may have an adverse effect on the Company’s business, financial condition, results of operations and liquidity. See “Risk Factors — The impact of regulatory initiatives, including the enactment of The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), could have a material adverse impact on the Company’s business, financial condition, results of operations and liquidity.”

Our ability to declare and pay dividends is subject to limitations.

The payment of future dividends on our capital stock is subject to the discretion of our board of directors, which considers, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions.

Moreover, as a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company subsidiaries and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend which, together with other dividends or distributions made within the preceding 12 months, exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, or

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Dividends paid to us by our insurance subsidiaries are further dependent on their cash requirements. For further discussion on dividends from insurance subsidiaries, see Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations — Capital Resources & Liquidity of our Annual Report on Form 10-K for the year ended December 31, 2012.

Our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of our common stock to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of December 31, 2012, claims by policyholders for benefits payable amounting to $111.9 billion, claims by separate account holders of $141.6 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations, amounting to $14.4 billion.

Holders of our capital stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. As of December 31, 2012, there were 575,000 shares of our Series F Preferred Stock issued and outstanding. Under the terms of the Series F Preferred Stock, our ability to declare and pay dividends on or repurchase our common stock will be subject to restrictions in the event we fail to declare and pay (or set aside for payment) full dividends on the Series F Preferred Stock.

The terms of our outstanding junior subordinated debt securities also prohibit us from declaring or paying any dividends or distributions on our capital stock or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

If the Company is unable to maintain the availability of its systems and safeguard the security of its data due to the occurrence of disasters or a cyber or other information security incident, the Company’s ability to conduct business may be compromised, the Company may incur substantial costs and suffer other negative consequences, all of which may have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

The Company uses computer systems to process, store, retrieve, evaluate and utilize customer and company data and information. The Company’s computer, information technology and telecommunications systems, in turn, interface with and rely upon third-party systems or third-parties firms to maintain the Company’s systems. The Company’s business is highly dependent on its ability, and the ability of certain third parties, to access these systems to perform necessary business functions, including, without limitation, conducting the Company’s financial reporting and analysis, providing insurance quotes, processing premium payments, making changes to existing policies, filing and paying claims, administering variable annuity products and mutual funds, providing customer support and managing the Company’s investment portfolios and hedging programs.

Systems failures or outages could compromise the Company’s ability to perform the Company’s business functions in a timely manner, which could harm the Company’s ability to conduct business and hurt the Company’s relationships with the Company’s business partners and customers. In the event of a disaster such as a natural catastrophe, a pandemic, an industrial accident, a blackout, a terrorist attack or war, systems upon which the Company relies may be inaccessible to the Company’s employees, customers or business partners for an extended period of time. Even if the Company’s employees and business partners are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems used to conduct the Company’s business are disabled or destroyed.

Moreover, the Company’s computer systems have been, and will likely continue to be, subject to computer viruses or other malicious codes, unauthorized access, cyber-attacks or other computer related penetrations. While, to date, the Company has not experienced a material breach of cybersecurity, administrative and technical controls as well as other preventive actions the Company takes to reduce the risk of cyber incidents and protect the Company’s information technology may be insufficient to prevent physical and electronic break-ins, denial of service and other cyber-attacks or other security breaches to the Company’s computer systems. Such an event could compromise the Company’s confidential information as well as that of the Company’s clients and third parties with whom the Company interacts, impede or interrupt the Company’s business operations and may result in other negative consequences, including remediation costs, loss of revenue, additional regulatory scrutiny and litigation and reputational damage.

In addition, the Company routinely transmits, receives and stores personal, confidential and proprietary information by email and other electronic means. Although the Company attempts to keep such information confidential, it may be unable to utilize such capabilities in all events, especially with clients, vendors, service providers, counterparties and other third parties who may not have or use appropriate controls to protect confidential information.

Furthermore, certain of the Company’s businesses are subject to compliance with regulations enacted by U.S. federal and state governments, the European Union, Japan or other jurisdictions or enacted by various regulatory organizations or exchanges relating to the privacy of the information of clients, employees or others. A misuse or mishandling of confidential or proprietary information being sent to or received from an employee or third party could result in legal liability, regulatory action and reputational harm.

Third parties to whom the Company outsources certain of its functions are also subject to the risks outlined above, any one of which may result in the Company’s incurring substantial costs and other negative consequences, including a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.

While the Company maintains cyber liability insurance that provides both third party liability and first party insurance coverages, the Company’s insurance may not be sufficient to protect against all loss.

The Company’s framework for managing operational risks may not be effective in mitigating risk and loss to the Company that could adversely affect the Company’s businesses.

The Company’s business performance is highly dependent on the Company’s ability to manage operational risks that arise from a large number of day-to-day business activities, including insurance underwriting, claims processing, servicing, investment, financial and tax reporting, compliance with regulatory requirements and other activities, many of which are very complex and for some of which the Company relies on third parties. The Company seeks to monitor and control its exposure to risks arising out of these activities through a risk control framework encompassing a variety of reporting systems, internal controls, management review processes and other mechanisms. The Company cannot be completely confident that these processes and procedures will effectively control all known risks or effectively identify unforeseen risks, or that the Company’s employees and third-party agents will effectively implement them. Management of operational risks can fail for a number of reasons, including design failure, systems failure, failures to perform, cyber security attacks, human error, or unlawful activities on the part of employees or third parties. In the event that the Company’s controls are not effective or not properly implemented, it could suffer financial or other loss, disruption of the Company’s businesses, regulatory sanctions or damage to the Company’s reputation. Losses resulting from these failures can vary significantly in size, scope and scale and may have material adverse effects on the Company’s financial condition or results of operations.

If the Company experiences difficulties arising from outsourcing relationships, the Company’s ability to conduct business may be compromised, which may have an adverse effect on the Company’s business and results of operations.

As the Company continues to focus on reducing the expense necessary to support the Company’s operations, it has become increasingly committed to outsourcing strategies for certain technology and business functions. If third-party providers experience disruptions or do not perform as anticipated, or the Company experiences problems with a transition, the Company may experience operational difficulties, an inability to meet obligations, including, but not limited to, policyholder obligations, increased costs and a loss of business that may have a material adverse effect on the Company’s business and results of operations. For other risks associated with the Company’s outsourcing of certain functions, see “Risk Factors — If the Company is unable to maintain the availability of its systems and safeguard the security of its data due to the occurrence of disasters or a cyber or other information security incident, the Company’s ability to conduct business may be compromised, the Company may incur substantial costs and suffer other negative consequences, all of which may have a material adverse effect on the Company’s business, financial condition, results of operations and liquidity.”

Changes in federal or state tax laws could adversely affect the Company’s business, financial condition, results of operations and liquidity.

Changes in federal or state tax laws could adversely affect the Company’s business, financial condition, results of operations and liquidity. For instance, the steps taken by the federal government to avoid automatic tax increases and spending cuts that would have gone into effect on January 1, 2013 will result in higher tax rates, including for many small business owners who are already preparing for increased costs associated with healthcare reform. This may cause small businesses to hire fewer workers and decrease investment in their businesses, including purchasing vehicles, property and equipment, which could adversely affect the Company’s business, financial condition, results of operations and liquidity. Conversely, if income tax rates decline it could adversely affect the Company’s ability to realize the benefits of its deferred tax assets.

Many of the products that the Company previously sold benefit from one or more forms of tax-favored status under current federal and state income tax regimes. For example, the Company previously sold individual life insurance policies that benefit from the deferral or elimination of taxation on earnings accrued under the policy, as well as permanent exclusion of certain death benefits that may be paid to policyholders’ beneficiaries. The Company also sold annuity contracts that allowed policyholders to defer the recognition of taxable income earned within the contract. The Company also benefits from certain tax items, including but not limited to, tax-exempt bond interest, dividends received deductions, tax credits (such as foreign tax credits), and insurance reserve deductions.

Because the Company no longer sells individual life insurance, changes in the future taxation of life insurance and/or annuity contracts will not adversely impact future sales. If, however, the treatment of earnings accrued inside a life or annuity contract was changed prospectively, and the taxation of current contracts was grandfathered, it would make running off the Company’s existing annuity business more difficult. Furthermore, changes to the taxation of tax exempt bonds could limit the Company’s investment choices and depress portfolio yields. Lastly, there could be changes in the taxation of reserving methodologies for P&C companies that could increase the Company’s taxes.

Due in large part to the recent financial crisis that has affected many governments, there is an increasing risk that federal and/or state tax legislation could be enacted that would result in higher taxes on insurance companies and/or their policyholders. For example, the Obama Administration proposed federal budget released in April 2013 entitled Fiscal Year 2014, Budget of the U.S. Government included among many other proposals, a proposal which, if enacted, would adversely affect the amount of the dividends received deduction the Company currently enjoys. If this proposal were enacted, the Company’s actual tax expense could increase, reducing earnings. Although the specific form of any related legislation is uncertain, any such legislation could include provisions that lessen or eliminate some or all of the tax advantages currently benefiting the Company and/or its policyholders or not provide for grandfathering the current tax treatment of existing life and annuity products. This could occur in the context of deficit reduction or other tax reform. The effects of any such changes could have a material adverse effect on the Company’s profitability and financial condition, and could result in lapses of policies currently held, and/or the Company’s incurrence of materially higher corporate taxes.

Regulatory requirements could delay, deter or prevent a takeover attempt that shareholders might consider in their best interests.

Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where the domestic insurer is domiciled. Prior to granting approval of an application to acquire control of a domestic insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the acquirer’s plans for the future operations of the domestic insurer, and any such additional information as the insurance commissioner may deem necessary or appropriate for the protection of policyholders or in the public interest. Generally, state statutes provide that control over a domestic insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing 10 percent or more of the voting securities of the domestic insurer or its parent company. Because a person acquiring 10 percent or more of our Common Stock would indirectly control the same percentage of the stock of our U.S. insurance subsidiaries, the insurance change of control laws of various U.S. jurisdictions would likely apply to such a transaction. Other laws or required approvals pertaining to one or more of our existing subsidiaries, or a future subsidiary, may contain similar or additional restrictions on the acquisition of control of the Company. These laws may discourage potential acquisition proposals and may delay, deter, or prevent a change of control, including transactions that our Board of Directors and some or all of our shareholders might consider to be desirable.

Changes in accounting principles and financial reporting requirements could result in material changes to the Company’s reported results and financial condition.

U.S. GAAP and related financial reporting requirements are complex, continually evolving and may be subject to varied interpretation by the relevant authoritative bodies. Such varied interpretations could result from differing views related to specific facts and circumstances. Changes in U.S. GAAP and financial reporting requirements, or in the interpretation of U.S. GAAP or those requirements, could result in material changes to the Company’s reported results and financial condition. Moreover, the SEC is currently evaluating International Financial Reporting Standards (“IFRS”) to determine whether IFRS should be incorporated into the financial reporting system for U.S. issuers. Certain of these standards could result in material changes to the Company’s reported results of operation.

In connection with the restatement of the Company’s results for the three and nine month period ended September 30, 2012, it identified a material weakness, since remediated, in the Company’s internal control over financial reporting and an ineffectiveness in the Company’s disclosure controls and procedures. Future material weaknesses could lead to errors in the Company’s financial statements that could require a restatement or untimely filings, which could cause investors to lose confidence in the Company’s reported financial information, and a decline in the Company’s stock price and that of the Company’s other securities.

In connection with the restatement of the Company’s results for the three and nine month period ended September 30, 2012 and the filing of an amendment to our Quarterly Report on Form 10-Q for such period, we identified a material weakness in the Company’s internal control over financial reporting and that the Company’s disclosure controls for that same period were ineffective. We have since remediated such material weakness in internal control over financial reporting and in the Company’s disclosure controls and procedures, and as of December 31, 2012, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures were effective within the meaning of Exchange Act Rule 13a-15(e) and that our internal control over financial reporting was effective, taking into account the steps taken to address such material weakness.

Further material weaknesses in internal control over financial reporting or ineffectiveness in disclosure controls and procedures could result in errors in our financial statements or untimely filings, which could cause investors to lose confidence in our reported financial information, and a decline in our stock price and that of our other securities.

The Company may not be able to protect its intellectual property and may be subject to infringement claims.

The Company relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect its intellectual property. Although the Company use a broad range of measures to protect the Company’s intellectual property rights, third parties may infringe or misappropriate the Company’s intellectual property. The Company may have to litigate to enforce and protect the Company’s copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of the Company’s intellectual property assets could have a material adverse effect on the Company’s business and the Company’s ability to compete.

The Company also may be subject to costly litigation in the event that another party alleges the Company’s operations or activities infringe upon another party’s intellectual property rights. Third parties may have, or may eventually be issued, patents that could be infringed by the Company’s products, methods, processes or services. Any party that holds such a patent could make a claim of infringement against the Company. The Company may also be subject to claims by third parties for breach of copyright, trademark, trade secret or license usage rights. Any such claims and any resulting litigation could result in significant liability for damages. If the Company were found to have infringed a third-party patent or other intellectual property rights, it could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to the Company’s customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on the Company’s business, results of operations and financial condition.

CAPITAL MANAGEMENT PLAN AND TENDER OFFER

On January 31, 2013, our board of directors authorized a capital management plan which provides for a $500 million equity repurchase program to be completed by December 31, 2014 and the reduction of approximately $1.0 billion of debt including repayment of 2013 and 2014 debt maturities totaling $520 million in aggregate principal amount. We commenced the debt reduction component of this plan on March 7, 2013, when we announced the commencement of the Tender Offer.

As of the Early Tender Time (as defined in the Offer to Purchase related thereto), the Tender Offer was oversubscribed. The Tender Offer Notes validly tendered at or prior to the Early Tender Time were accepted in accordance with the acceptance priority and on a prorated basis as described in the Offer to Purchase related thereto. No further Tender Offer Notes were accepted for purchase after the Early Tender Time. On March 26, 2013, the Tender Offer was settled and we accepted for tender the following aggregate principal amount of senior notes of The Hartford Financial Services Group, Inc. and Hartford Life, Inc.:

Title of Tender Offer Notes	Aggregate Principal Amount Accepted(1)
7.300% Debentures due 2015	$33,125,000
6.300% Senior Notes due 2018	179,865,000
6.000% Senior Notes due 2019	87,010,000
5.500% Senior Notes due 2016	25,076,000
5.375% Senior Notes due 2017	84,329,000
4.000% Senior Notes due 2017	29,400,000
4.000% Senior Notes due 2015	11,195,000
7.650% Debentures due 2027*	69,200,000
7.375% Senior Notes due 2031*	29,022,000
6.625% Senior Notes due 2042	247,119,000
6.625% Senior Notes due 2040	4,659,000

Total	$800,000,000

(1)	Subject to rounding due to proration

*	Issued by Hartford Life, Inc.

The cash consideration for the Tender Offer totaled approximately $1 billion, including the premium associated with the extinguishment of the Tender Offer Notes for which we expect to take a charge to net income (loss) of approximately $140 million, after tax, in the first quarter of 2013. See “Capitalization.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our senior notes will be approximately $294,145,000, after deducting underwriting discounts and the estimated expenses of the offering that we will pay. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment at maturity of our Senior Notes due July 2013, which bear an interest rate of 4.625% per annum.

CAPITALIZATION

The following table sets forth our capitalization (on a carrying value basis) as of December 31, 2012:

•	on an actual basis;

•	on an as adjusted basis to give effect to the completion of the Tender Offer; and

• on an as further adjusted basis to give effect to the issuance of the Senior Notes.

You should read the data set forth in the table below in conjunction with our audited consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein.

	As of December 31, 2012
	Actual	As Adjusted for the Completion of the Tender Offer		As Further Adjusted for the Issuance of the Senior Notes
	(Unaudited, in millions)
Total Short-Term Debt	$320	$320		$320
Total Long-Term Debt	6,806	6,007		6,307

Total Debt	$7,126	$6,327		$6,627
Stockholders’ Equity
Common stock (par value $0.01 per share; 1,500,000,000 shares authorized; 469,744,822 shares issued, as adjusted and as further adjusted)(1)	$5	$5		$5
Preferred stock (50,000,000 shares authorized): Series F Preferred Stock (575,000 shares issued, as adjusted and as further adjusted)(2)	556	556		556
Additional paid-in capital	10,038	10,038		10,038
Retained earnings	10,745	10,605	(3)	10,605	(3)
Treasury stock, at cost (33,439,044 shares)	(1,740)	(1,740)		(1,740)
Accumulated other comprehensive income, net of tax	2,843	2,843		2,843

Total Stockholders’ Equity	$22,447	$22,307		$22,307

Total Capitalization	$29,573	$28,634		$28,934

(1)	As of April 5, 2013, the Company repurchased 2.1 million shares of common stock ($55 million) and 200,000 warrants ($3 million) through its equity repurchase program authorized on January 31, 2013. See “Capital Management Plan and Tender Offer.”

(2)	As of April 1, 2013, our 575,000 shares of Series F Preferred Stock automatically converted into 21.2 million shares of common stock.

(3)	Retained earnings has been adjusted to reflect (a) the after-tax premium associated with repurchasing the Tender Offer Notes at an amount greater than the face amount ($136 million), (b) the after-tax write-off of the unamortized discount of the Tender Offer Notes ($1 million) and (c) the after-tax write-off of unamortized debt issuance costs related to the Tender Offer Notes ($3 million).

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES

The following table sets forth, for each of the periods indicated, our ratio of earnings (loss) to fixed charges, and our ratio of earnings (loss) to fixed charges excluding interest credited to contractholders.

For purposes of computing the ratio of consolidated earnings to fixed charges, “earnings” consist of income (loss) from continuing operations before federal income taxes less undistributed earnings from limited partnerships and other alternative investments plus fixed charges. “Fixed charges” consist of interest expense (including interest credited to contractholders), capitalized interest, amortization expense related to debt and an imputed interest component for rental expense.

	2012	2011	2010	2009	2008
EARNINGS (LOSS):
Income (loss) from continuing operations, before income taxes	$(527)	$301	$2,272	$(1,577)	$(4,591)
Less: Undistributed earnings (loss) from limited partnerships and other alternative investments	(8)	65	60	(380)	(539)
Add: Total fixed charges, before interest credited to contractholders	498	562	566	537	413

Total earnings (loss), before interest credited to contractholders	(21)	798	2,778	(660)	(3,639)
Interest credited to contractholders(1)	6,073	189	763	4,947	(8,533)

Total earnings (loss)	$6,052	$987	$3,541	$4,287	$(12,172)

FIXED CHARGES:
Interest expense	$457	$508	$508	$476	$343
Interest factor attributable to rentals and other(2)	41	54	58	61	70

Total fixed charges, before interest credited to contractholders	498	562	566	537	413
Interest credited to contractholders(1)	6,073	189	763	4,947	(8,533)

Total fixed charges	$6,571	$751	$1,329	$5,484	$(8,120)

RATIOS:
Total earnings (loss) to total fixed charges(3)	NM	1.3	2.7	NM	NM
Deficiency of total earnings (loss) to total fixed charges(4)	$519	$—	$—	$1,197	$4,052
Ratios before interest credited to contractholders(5)
Total earnings (loss) to total fixed charges(3)	NM	1.4	4.9	NM	NM

(1)	Interest credited to contractholders includes interest credited on general account assets and interest credited on consumer notes. For the year ended December 31, 2008, the $(8.5) billion in interest credited to contractholders was primarily due to $(10.3) billion in investment income (losses) and mark-to-market effects of equity securities, trading, supporting the international variable annuity business.

(2)	Interest factor attributable to rental and others includes 1/3 of total rent expense as disclosed in the notes to the financial statements, capitalized interest and amortization of debt issuance costs.

(3)	Ratios of less than one-to-one are presented as “NM” or not meaningful.

(4)	Represents additional earnings that would be necessary to result in a one-to-one ratio. These amounts are primarily due to before-tax realized losses of $(711), $(2.0) billion and $(5.9) billion, which includes before-tax impairments of $(349), $(1.5) billion, and $(4.0) billion, for the years ended December 31, 2012, 2009 and 2008, respectively.

(5)	These secondary ratios are disclosed for the convenience of fixed income investors and the rating agencies that serve them and are more comparable to the ratios disclosed by all issuers of fixed income securities.

DESCRIPTION OF THE SENIOR NOTES

The following description is a summary of the terms of the senior notes being offered (which we refer to in this prospectus supplement as the “senior notes”). The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and to the Trust Indenture Act of 1939, as amended. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

General

The senior notes will constitute a separate series of securities and will be issued under an indenture dated as of April 11, 2007, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, referred to as the “Indenture”. The senior notes will mature on April 15, 2043.

The accompanying prospectus describes additional provisions of the senior notes and of the Indenture. There is no limit on the aggregate principal amount of senior notes that we may issue. Subject to certain tax limitations, we reserve the right, from time to time and without the consent of the holders, to re-open the series of which the senior notes are a part and issue additional senior notes on terms identical in all respects to the outstanding senior notes (except the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional senior notes shall be consolidated with, form a single series with and increase the aggregate principal amount of the outstanding senior notes.

The senior notes will only be issued in fully registered book-entry form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture will not contain provisions that would afford holders of the senior notes protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

Interest

The senior notes will bear interest at a rate of 4.300% per annum. Interest on the senior notes will accrue from April 18, 2013. We will pay interest on the senior notes semi-annually in arrears on April 15 and October 15 of each year, beginning October 15, 2013, to the record holders at the close of business on the preceding April 1 or October 1, as applicable (whether or not a business day). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may redeem the senior notes at our option, at any time in whole, or from time to time in part, in multiples of $1,000, at a redemption price equal to the greater of:

•	100% of the principal amount of the senior notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption of the senior notes on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 25 basis points.

In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the senior notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means (1) each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the senior notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the senior notes to be redeemed at its registered address. The notice of redemption for the senior notes will state, among other things, the amount of senior notes to be redeemed (any unredeemed portion of a senior note to be in a minimum denomination of $2,000), the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of senior notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any senior notes that have been called for redemption at the redemption date.

Defeasance

The provisions of the indenture relating to defeasance, which are described under the caption “Description of the Debt Securities — Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the senior notes.

Ranking

The senior notes will be our unsecured senior indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

We are a holding company that derives all our income from our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the senior notes, and other obligations are primarily dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the senior notes. See “Risk Factors — Our ability to declare and pay dividends is subject to limitations.”

Book-Entry; Delivery and Form

The senior notes will be represented by one or more global notes that will be deposited with and registered in the name of The Depository Trust Company, or DTC, or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V., or Euroclear, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or Clearstream. We will not issue certificated senior notes, except in the limited circumstances described below. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You, as the beneficial owner of senior notes, will not receive certificates representing ownership interests in the global notes, except in the event that use of the book-entry system for the senior notes is discontinued. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the senior notes should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global notes for all purposes under the Indenture relating to the senior notes. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have senior notes registered in your name, will not receive or be entitled to receive physical delivery of senior notes in definitive form and will not be considered the owner or holder thereof under the Indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the Indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their senior notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in senior notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of senior notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of senior notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearstream and Euroclear have provided us with the following information and neither we nor the underwriters take any responsibility for its accuracy:

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to senior notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to senior notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors who acquire, hold and transfer interests in the senior notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global Clearance and Settlement Procedures

Initial settlement for the senior notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of senior notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such senior notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such following business day. Cash received in Clearstream or Euroclear as a result of sales of senior notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of senior notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain United States federal income tax considerations relating to the purchase, ownership and disposition of senior notes to holders who purchase senior notes at their original offering price and hold the senior notes as capital assets. Except as provided below, this discussion applies only to U.S. holders. A “U.S. holder” is a beneficial owner of a note that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, or (3) any other person that is subject to U.S. federal income taxation on a net income basis in respect of its investment in the senior notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations (including proposed Treasury Department regulations) issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

This discussion does not address all aspects of United States federal income taxation that may be relevant to a holder in light of its particular circumstances, or to holders subject to special tax rules such as (1) banks, regulated investment companies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, insurance companies, dealers in securities or currencies, or tax-exempt organizations, (2) persons holding senior notes as part of a straddle, hedge, conversion or other integrated transaction, (3) persons who mark their securities to market for United States federal income tax purposes or whose functional currency is not the U.S. dollar, (4) United States expatriates or (5) persons subject to alternative minimum taxes. This discussion also does not address estate taxes or state, local or foreign taxes. Prospective investors are urged to consult their own tax advisors with respect to the tax consequences of the purchase, ownership and disposition of senior notes in light of their own circumstances.

Interest Income

Interest on the senior notes will be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s regular method of accounting for United States federal income tax purposes.

Sale, Exchange, Retirement or Other Disposition of the Notes

Upon the sale, exchange, retirement or other disposition of a note, a U.S. holder will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized by such U.S. holder and such U.S. holder’s adjusted tax basis in the senior notes. Any gain or loss so recognized will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held the senior notes for more than one year at the time of disposition. A reduced tax rate on long-term capital gain may apply to individual holders. The deductibility of capital losses is subject to limitations.

Special Considerations for U.S. Holders Who Participated in the Tender Offer

U.S. holders that disposed of notes in the Tender Offer should consult with their U.S. tax advisors as to the possible application of the “wash sale” rules as a result of their acquisition of senior notes in this offering. In general, if the wash sale rules were to apply, any loss recognized on disposition of the relevant notes in the Tender Offer would be disallowed, and a U.S. holder’s basis in the senior notes would be increased to reflect the amount of the disallowed loss.

Non-U.S. Holders

As used herein, a “non-U.S. holder” is a beneficial owner of a note that is not a U.S. holder for U.S. federal income tax purposes.

Payments received by a non-U.S. holder with respect to the senior notes will not be subject to United States withholding tax, provided that such non-U.S. holder (1) does not actually or constructively hold 10% or more of the combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code, (2) is not a controlled foreign corporation for United States federal income tax purposes that is related to us through stock ownership and (3) complies with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or other applicable Form W-8).

In general, United States federal withholding tax will not apply to any gain or income realized by a non-U.S. holder on the sale, exchange or other disposition of the senior notes.

Backup Withholding and Information Reporting

Unless a U.S. holder is an exempt recipient, such as a corporation, payments under the senior notes and the proceeds received from the sale or other disposition of senior notes will be subject to information reporting and may also be subject to United States federal backup withholding tax at the applicable rate if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld may be allowed as a credit against the holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Information returns will be filed with the IRS in connection with payments on the senior notes to non-U.S. holders. A non-U.S. holder may have to comply with certification procedures to establish that such holder is not a U.S. holder in order to avoid information reporting with respect to the proceeds from a sale or other disposition of the senior notes, and backup withholding on interest and proceeds from a sale or other disposition of the senior notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the senior notes by (a) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, (c) entities whose underlying assets are considered to include “plan assets,” within the meaning of ERISA, of any employee benefit plan, plan, account or arrangement described in preceding clause (a) or (b), or (d) any governmental plan, church plan, non-U.S. plan or other investor whose purchase or holding of the senior notes would be subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or Section 4975 of the Code (being referred to collectively as “Similar Laws”) (each entity described in preceding clause (a), (b), (c) or (d), a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties.

In considering an investment in the senior notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification and prohibited transaction provisions of ERISA or the Code or similar provisions under Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Parties in interest or disqualified persons could include, without limitation, us, the underwriters, the trustee, the principal paying agent or any of their respective affiliates. For example, the acquisition and/or holding of senior notes by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the senior notes. These class exemptions include, without limitation, PTCE 84-14 relating to transactions determined by independent qualified professional asset managers, PTCE 90-1 relating to investments by insurance company pooled separate accounts, PTCE 91-38 relating to investments by bank collective investment funds, PTCE 95-60 relating to investments by life insurance company general accounts and PTCE 96-23 relating to transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and holding of the senior notes, provided that neither a party in interest or disqualified person nor any of their affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the senior notes. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the senior notes should consult with its counsel before purchasing senior notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under such Similar Laws.

Because of the foregoing, the senior notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a senior note, each purchaser and subsequent transferee of a senior note will be deemed to have represented and warranted that on each day such person holds the senior note, either (i) it is not a Plan and no portion of the assets used by such purchaser or transferee to acquire and hold the senior notes constitutes assets of any Plan or (ii) the purchase and holding of the senior notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the senior notes. Purchasers of the senior notes have exclusive responsibility for ensuring that their purchase and holding of the senior notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any senior notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement dated April 15, 2013, the underwriters named below, for whom Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, are acting as representatives (the “representatives”), have severally and not jointly agreed to purchase from us, and we have agreed to sell, the respective aggregate principal amount of senior notes listed opposite their names below, at the public offering price less the underwriting discount set forth below:

Underwriters	Principal Amount of Senior Notes
Credit Suisse Securities (USA) LLC	$75,000,000
J.P. Morgan Securities LLC	75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	75,000,000
Barclays Capital Inc.	9,375,000
BNY Mellon Capital Markets, LLC	9,375,000
Citigroup Global Markets Inc.	9,375,000
Deutsche Bank Securities Inc.	9,375,000
The Williams Capital Group, L.P.	9,375,000
UBS Securities LLC	9,375,000
U.S. Bancorp Investments, Inc.	9,375,000
Wells Fargo Securities, LLC	9,375,000

Total	$300,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the senior notes offered hereby are subject to certain conditions and that the underwriters will purchase all of the senior notes offered by this prospectus supplement if any of these senior notes are purchased. The offering of the senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have been advised by the representatives that the underwriters propose to offer the senior notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and the underwriters may sell the senior notes to certain dealers at the public offering price less a concession not in excess of 0.500% of the aggregate principal amount of the senior notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the aggregate principal amount of the senior notes to certain other dealers. After the initial public offering of the senior notes to the public, the representatives may change the public offering price and other selling terms.

We have agreed, during the period beginning from the date of this prospectus supplement and continuing to and including the settlement date for the offering of the senior notes, not to offer, sell, contract to sell or otherwise dispose of, except with the prior consent of the representatives any securities of ours which are substantially similar to the senior notes.

We will pay the underwriting discounts and commissions of 0.875% of the public offering price per senior note, for a total of $2,625,000.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $830,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of such liabilities.

The senior notes is a new issue of securities with no established trading market. The senior notes will not be listed on any securities exchange or on any automated dealer quotation system. The representatives have advised us that the underwriters may make a market in the senior notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the senior notes or that an active public market for the senior notes will develop. If an active public trading market for the senior notes does not develop, the market price and liquidity of the senior notes may be adversely affected.

In connection with the offering of the senior notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the senior notes in the open market to cover syndicate short positions or to stabilize the price of the senior notes. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased senior notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Any of these activities may stabilize or maintain the market price of the senior notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the senior notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, corporate trust and investment and commercial banking services for us, for which they received or may receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, affiliates of some of the underwriters are lenders, and in some cases agents for the lenders under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as dealer managers with respect to the Tender Offer.

To the extent that any underwriter that is not a U.S. registered broker-dealer intends to effect any sales of the senior notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.

European Economic Area

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which is the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State (the “Securities”), except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Securities to the public in that Relevant Member State:

(a)  at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)  at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)  at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities referred to in (a) to (c) above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” or any similar expression in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter has represented and agreed that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any senior notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any senior notes in, from or otherwise involving the United Kingdom.

Hong Kong

Each underwriter has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any senior notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of that Ordinance; and (b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the senior notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

None of the senior notes has been or will be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”) and each underwriter has represented and agreed that it will not offer or sell any senior notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4(A) of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the senior notes pursuant to an offer made under Section 275 except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

VALIDITY OF THE SENIOR NOTES

The validity of the senior notes offered by this prospectus supplement will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and certain legal matters will be passed upon for us by Alan J. Kreczko, Esq., our Executive Vice President and General Counsel, or his designee. As of April 8, 2013, Mr. Kreczko beneficially owned 8,920 shares of our common stock, 92,991 shares of our common stock obtainable through the exercise of vested options, 15,353 restricted stock units, unvested options to acquire an additional 128,973 shares of our common stock, and 1,005 deferred units. Certain legal matters will be passed upon for the underwriters by Davis Polk  & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements and financial statement schedules expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s retrospective adjustment for the adoption of a change in accounting for costs associated with acquiring or renewing insurance contracts), which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

The Hartford Financial

Services Group, Inc.

Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time, or selling securityholders may sell from time to time, the securities described in this prospectus separately or together in any combination.

Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Our common stock is listed on the New York Stock Exchange under the symbol “HIG.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. In addition, selling securityholders may sell their securities from time to time on terms described in the applicable prospectus supplement.

Investing in the offered securities involves risks. You should consider the risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Selling securityholders may also sell securities on terms described in the applicable prospectus supplement. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus and any prospectus supplement. Any information incorporated by reference is considered to be a part of this prospectus and any relevant prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” and any free writing prospectus with respect to an offering filed by us with the SEC.

We are responsible for the information contained and incorporated by reference in this prospectus. We and any selling securityholders have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and not to any of its subsidiaries and references to the “The Hartford” are to The Hartford Financial Services Group, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS AND CERTAIN RISK FACTORS

Certain of the statements contained herein or incorporated by reference in this prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive and legislative developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus and those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 (as updated from time to time) and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. These important risks and uncertainties include:

•

risks and uncertainties related to The Hartford’s current operating environment, which reflects continued volatility in financial markets, constrained capital and credit markets and uncertainty about the strength of an economic recovery and the impact of U.S. and other governmental stimulus, budgetary and legislative initiatives, and whether management’s efforts to identify and address these risks will be timely and effective;

•

risks associated with The Hartford’s continued execution of steps to realign its business and reposition its investment portfolio, including the potential need to take other actions, such as divestitures;

•

market risks associated with The Hartford’s business, including changes in interest rates, credit spreads, equity prices, foreign exchange rates, as well as challenging or deteriorating conditions in key sectors such as the commercial real estate market, that have pressured its results and have continued to do so in 2010;

•	volatility in The Hartford’s earnings resulting from its adjustment of its risk management program to emphasize protection of statutory surplus;

•

the impact on The Hartford’s statutory capital of various factors, including many that are outside The Hartford’s control, which can in turn affect its credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of its business and results;

•

risks to The Hartford’s business, financial position, prospects and results associated with negative ratings actions or downgrades in The Hartford’s financial strength and credit ratings or negative rating actions or downgrades relating to its investments;

•

the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of The Hartford’s financial instruments that could result in changes to investment valuations;

•	the subjective determinations that underlie The Hartford’s evaluation of other-than-temporary impairments on available-for-sale securities;

•	losses due to nonperformance or defaults by others;

•	the potential for further acceleration of deferred policy acquisition cost amortization;

•	the potential for further impairments of The Hartford’s goodwill or the potential for establishing valuation allowances against deferred tax assets;

•	the possible occurrence of terrorist attacks and The Hartford’s ability to contain its exposure, including the effect of the absence or insufficiency of applicable terrorism legislation on coverage;

•	the difficulty in predicting The Hartford’s potential exposure for asbestos and environmental claims;

•	the possibility of a pandemic or other man-made disaster that may adversely affect The Hartford’s businesses and cost and availability of reinsurance;

•

weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, natural disasters such as hurricanes and earthquakes, as well as climate change, including effects on weather patterns, greenhouse gases, sea, land and air temperatures, sea levels, rain and snow;

•	the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect The Hartford against losses;

•	the possibility of unfavorable loss development;

•	actions by The Hartford’s competitors, many of which are larger or have greater financial resources than it does;

•

the restrictions, oversight, costs and other consequences of being a savings and loan holding company, including from the supervision, regulation and examination by the Office of Thrift Supervision, or the OTS, and in the future, as a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), The Federal Reserve and the Office of the Controller of the Currency as regulator of Federal Trust Bank, and arising from our participation in the Capital Purchase Program, or the CPP, under the Emergency Economic Stabilization Act of 2008, or the EESA, certain elements of which will continue to apply to us for so long as the United States Department of the Treasury, or the Treasury, holds the warrant or shares of our common stock received on exercise of the warrant that we issued as part of our participation in the CPP;

•

the potential effect of domestic and foreign regulatory developments, including those that could adversely impact the demand for The Hartford’s products, operating costs and required capital levels, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products;

•

the cost and other effects of increased regulation as a result of the enactment of the Dodd-Frank Act, which will, among other effects, vest a newly created Financial Services Oversight Council with the power to designate “systemically important” institutions, require central clearing of, and/or impose new margin and capital requirements on, derivatives transactions, and as a savings and loan holding company, may affect our ability to manage our general account by limiting or eliminating investments in certain private equity and hedge funds;

•	The Hartford’s ability to distribute its products through distribution channels, both current and future;

•	the uncertain effects of emerging claim and coverage issues;

•	the ability of The Hartford to declare and pay dividends is subject to limitations;

•

The Hartford’s ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

•	The Hartford’s ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster or other unanticipated events;

•	the risk that The Hartford’s framework for managing business risks may not be effective in mitigating risk and loss to The Hartford that could adversely affect its business;

•	the potential for difficulties arising from outsourcing relationships;

•	the impact of potential changes in federal or state tax laws, including changes affecting the availability of the separate account dividend received deduction;

•	the impact of potential changes in accounting principles and related financial reporting requirements;

•	The Hartford’s ability to protect its intellectual property and defend against claims of infringement;

•	unfavorable judicial or legislative developments; and

•	other factors described in such forward-looking statements.

Any forward-looking statement made by us in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

v

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

We are an insurance and financial services holding company. The Hartford is among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries.

As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company subsidiaries and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF THE DEBT SECURITIES

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

We will issue the senior debt securities in one or more series under the indenture, which we refer to herein as the “senior indenture,” dated as of April 11, 2007, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to herein as the “subordinated indenture,” between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

The following description of the terms of the debt securities is a summary. It summarizes only those terms of the debt securities which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

Ranking of the Debt Securities

Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations. As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•

title of the debt securities and any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s) or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $1,000 and integral multiples of $1,000 thereafter,

•

currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the indenture relating to the debt securities,

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

•

any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which such temporary global security may be exchanged for definitive debt securities,

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities,

•	identity of the depositary for global debt securities,

•	appointment of any paying agent(s),

•

the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of the Company or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

•	in the case of the subordinated indenture, any provisions regarding subordination, and

•	additional terms not inconsistent with the provisions of the indentures.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued (except as otherwise provided in the indenture or any supplemental indenture thereto, or resolutions of the board of directors or authorized committees thereof) under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

We expect to issue most debt securities in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable at the option of the holder for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any debt securities, neither we nor the trustees will be required to:

•

issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any debt securities selected for redemption in whole or in part, except for any portion of such debt securities not redeemed.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global securities. We will identify the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

•	will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we expect to issue those individual debt securities in denominations of $2,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations of $1,000 and integral multiples of $1,000.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•

if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities, and

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the relevant indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitations upon Liens

With certain exceptions set forth below, the indentures provide that neither we nor our restricted subsidiaries may create, incur, assume or permit to exist any lien, except liens created, incurred, assumed or existing prior to the date of the indentures, on, any property or assets (including the capital stock of any restricted subsidiary) now owned or hereafter acquired by it, or sell or transfer or create any lien on any income or revenues or rights in respect thereof.

General Exceptions

The restriction on our and our restricted subsidiaries’ ability to create, incur, assume or permit to exist liens will not apply to:

•

liens on any property or asset hereafter acquired, constructed or improved by us or any of our restricted subsidiaries which are created or assumed to secure or provide for the payment of any part of the purchase price of such property or asset or the cost of such construction or improvement, or any lien on any such property or asset existing at the time of acquisition thereof; provided, however, that such lien shall not extend to any other property owned by us or any of our restricted subsidiaries;

•

liens existing upon any property or asset of a company which is merged with or into or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, us or any of our restricted subsidiaries, at the time of such merger, consolidation or acquisition; provided that such lien does not extend to any other property or asset, other than improvements to the property or asset subject to such lien;

•	any pledge or deposit to secure payment of workers’ compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases;

•

any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any governmental authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

•

liens necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by us or any of our restricted subsidiaries or required in connection with the institution by us or any of our restricted subsidiaries of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by us or any of our restricted subsidiaries, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle us or any of our restricted subsidiaries to maintain self-insurance or to participate in any fund in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

•

mechanics’, carriers’, workmen’s, repairmen’s, or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings;

•

liens on property in favor of the United States, or of any agency, department or other instrumentality thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract;

•

liens securing indebtedness of any of our restricted subsidiaries to us or to another restricted subsidiary; provided that in the case of any sale or other disposition of such indebtedness by us or such restricted subsidiary, such sale or other disposition shall be deemed to constitute the creation of another lien not permitted by this clause;

•

liens affecting our or any of our restricted subsidiaries’ property securing indebtedness of the United States or a state thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program required in our opinion to meet environmental criteria with respect to our or any of our restricted subsidiaries’ operations and the proceeds of which indebtedness have financed the cost of acquisition of such program; or

•

the renewal, extension, replacement or refunding of any mortgage, pledge, lien, deposit, charge or other encumbrance, permitted as specified above; provided that in each case such amount outstanding at that time shall not be increased.

Exceptions for Specified Amount of Indebtedness

We and one or more of our restricted subsidiaries may create, incur, assume or permit to exist any lien which would otherwise be subject to the above restrictions, provided that immediately after the creation or assumption of such lien, the total of the aggregate principal amount of our and our restricted subsidiaries’ indebtedness secured by all liens (not including any liens incurred pursuant to the ten exceptions described above under “—Limitations upon Liens-General Exceptions”) shall not exceed an amount equal to 10% of our consolidated net tangible assets.

When we use the term “consolidated net tangible assets,” we mean the total of all assets appearing on a consolidated balance sheet of the Company and our restricted subsidiaries, less the sum of the following items as shown on such consolidated balance sheet:

•

the book amount of all segregated intangible assets, including such items as good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses and unamortized debt discount and expense less unamortized debt premium;

•	all depreciation, valuation and other reserves;

•	current liabilities;

•	any minority interest in the shares of stock (other than preferred stock) and surplus of our restricted subsidiaries;

•	investments by us or any of our restricted subsidiaries in any of our subsidiaries that is not a restricted subsidiary;

•

our and our restricted subsidiaries’ total indebtedness incurred in any manner to finance or recover the cost to us or any restricted subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by us or a restricted subsidiary to the United States or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

•	deferred income and deferred liabilities; and

•	other items deductible under generally accepted accounting principles.

When we use the term “preferred stock,” we mean any capital stock entitled by its terms to a preference as to dividends or upon a distribution of assets.

When we use the term “restricted subsidiary,” we mean Hartford Fire and any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses, provided, however, no subsidiary is a restricted subsidiary:

•

if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

•	if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

As of the date of this prospectus, the following subsidiaries meet the definition of restricted subsidiaries: Hartford Fire, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company.

Modification and Waiver

Modification

We and the trustees may, without the consent of the holders of debt securities, amend, waive or supplement each indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of debt securities. We may also amend each indenture to maintain the qualification of each indenture under the Trust Indenture Act.

We and the trustee may modify and amend each indenture with the consent of the holders of not less than a majority in principal amount of the series of outstanding debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding debt security,

•

reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

•	change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

•

reduce the percentage of principal amount of outstanding debt securities, the holders of which are necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

•

modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected, or

•	modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

In addition, we and the trustees may execute, without your consent, any supplemental indenture for the purpose of creating any new series of debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Events of Default

Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any interest on the debt securities when due,

•	default in the payment of principal, or premium, if any, on the debt securities when due,

•	default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

•	certain events of bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indentures relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration and its consequences if:

•

the event of default is other than our non-payment of the principal (or specified amount of principal) of the debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the relevant trustee a sum sufficient to pay:

-	all overdue installments of interest (including interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

-	certain amounts owing to the trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Limitation upon Liens” and “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•

we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

-

the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

-

the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, or the Investment Company Act, unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will state the manner in which the other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed, whether or not evidenced by a written instrument,

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any subordinated debt securities, states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of the Company which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company,

•	any debt of the Company to any of its subsidiaries,

•	debt to any employee of the Company or any of its subsidiaries,

•	any liability for taxes,

•

indebtedness or other monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services,

•

the Income Capital Obligation Notes due 2067 of the Company issuable pursuant to the Junior Subordinated Indenture, dated as of February 12, 2007, between the Company and Wilmington Trust Company (as successor trustee to LaSalle Bank National Association), as trustee,

•

the 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of the Company issued pursuant to the Junior Subordinated Indenture, which we refer to herein as the “junior subordinated indenture,” dated as of June 6, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as such junior subordinated indenture was supplemented by the First Supplemental Indenture, dated as of June 6, 2008, between the same parties,

•

the 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of the Company issued pursuant to the junior subordinated indenture, as supplemented by the Second Supplemental Indenture, dated as of October 17, 2008, between the Company and the trustee, and

•	the subordinated debt securities.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, each of the trustees will not be required to exercise any of its powers under the applicable indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. Each of the trustees acts, or we expect will act, as depositary for funds of, and performs, or we expect will perform, other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We will issue the junior subordinated debt securities in one or more series under the junior subordinated indenture, dated as of June 6, 2008, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee.

The following description of the terms of the junior subordinated debt securities is a summary. It summarizes only those terms of the junior subordinated debt securities which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is incorporated by reference as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking of the Junior Subordinated Debt Securities

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, and will be unsecured and subordinate and junior to all of our senior indebtedness as set forth in the applicable prospectus supplement.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These terms may include the following:

•

title of the junior subordinated debt securities and any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s), including for additional interest, if any, or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the junior subordinated debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the junior subordinated debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $5,000 and integral multiples of $1,000 thereafter,

•

currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the junior subordinated debt securities is payable, or in which the junior subordinated debt securities are denominated,

•	conversion or exchange provisions, if any,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the junior subordinated indenture relating to the junior subordinated debt securities,

•

if other than the principal amount of the junior subordinated debt securities, the portion of the principal amount of the junior subordinated debt securities that is payable upon declaration of acceleration of maturity, or method of determining such portion,

•

any additions or changes to the indenture relating to a series of junior subordinated debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of, premium, if any, or interest, on the junior subordinated debt securities or the method of determining these amounts,

•

whether a temporary global junior subordinated debt security will be issued and the terms upon which such temporary global junior subordinated debt security may be exchanged for definitive junior subordinated debt securities,

•	whether the junior subordinated debt securities will be issued in whole or in part in the form of one or more global junior subordinated debt securities,

•	identity of the depositary for global junior subordinated debt securities,

•	the terms and conditions upon which such global junior subordinated debt securities may be exchanged for certificated debt securities if other than by registration of transfer or exchange,

•	appointment of any paying agent(s),

•

the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the junior subordinated debt securities into other securities or cash or property of the Company or any other person and any changes to the junior subordinated indenture to permit or facilitate such conversion or exchange,

•	the relative degree, if any, of seniority or subordination to other securities in right of payment,

•	whether and under what circumstances provisions relating to the subordination of the junior subordinated debt securities will apply or cease to apply,

•	provisions granting special rights to holders of junior subordinated debt securities upon the occurrence of specific events,

•

if applicable, that the junior subordinated debt securities, in whole or any specified part, shall not be defeasible pursuant to the terms of the junior subordinated indenture, and, if other than by resolution of the board of directors or an authorized committee thereof, the manner in which any election by the Company to defease such junior subordinated debt securities will be evidenced,

•	any special tax considerations of the junior subordinated debt securities,

•

any change in the right of the indenture trustee or the requisite holders of the junior subordinated debt securities to declare the principal amount due and payable pursuant to the junior subordinated indenture,

•	provisions of the junior subordinated indenture, if any, that shall not apply to a series of junior subordinated debt securities, and

•	additional terms not inconsistent with the provisions of the junior subordinated indenture.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as the junior subordinated debt securities previously issued (except as otherwise provided in the junior subordinated indenture or any supplemental indenture thereto, or resolutions of the board of directors or authorized committees thereof) under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

Special Payment Terms of the Junior Subordinated Debt Securities

We may issue one or more series of junior subordinated debt securities at a substantial discount below their stated principal amount. These junior subordinated debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in fully registered form without coupons and in denominations of $5,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, junior subordinated debt securities of any series will be exchangeable at the option of the holder for other junior subordinated debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of junior subordinated debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the junior subordinated indenture. We will appoint the indenture trustee as security registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any junior subordinated debt securities, neither we nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such junior subordinated debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any junior subordinated debt securities selected for redemption in whole or in part, except for any portion of such junior subordinated debt securities not redeemed.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. Unless we otherwise state in the applicable prospectus supplement, the depositary will be DTC. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual junior subordinated debt securities, a global junior subordinated debt security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

•	will not be considered the owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Junior Subordinated Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

Further, we may specify that you may, on terms acceptable to us, the indenture trustee and the depositary, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, we will issue individual junior subordinated debt securities in denominations of $5,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the indenture trustee in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. Unless otherwise specified in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $5,000 and in integral multiples of $1,000 thereafter.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer the payment of interest for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. At the end of such period, we will pay all accrued and unpaid interest, as well as additional interest, if any, as specified in the applicable prospectus supplement. However, we may not defer these interest payments beyond the final maturity of the junior subordinated debt securities. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•

make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debt securities or make any related guarantee payments, other than:

•	dividends or distributions in our common stock,

•	redemptions or purchases of any rights pursuant to any shareholders’ rights plan, and the declaration of a dividend of, or issuance of stock pursuant to, these rights in the future,

•	repurchases, redemptions or other acquisitions of shares of capital stock in connection with any employment contract, benefit plan or similar arrangement, and

•	payments under any guarantee.

Modification and Waiver

Modification

We and the indenture trustee may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debt securities. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the indenture trustee may modify and amend the junior subordinated indenture, with the consent of the holders of not less than a majority in principal amount of the series of outstanding junior subordinated debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•

change the stated maturity of the principal of, or any installment of interest, including additional interest, if any, payable on, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•

reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding junior subordinated debt security,

•	change the place of payment, or the coin or currency in which any outstanding junior subordinated debt security or the interest on any outstanding junior subordinated debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding junior subordinated debt security after the stated maturity or redemption date,

•

reduce the percentage of principal amount of outstanding junior subordinated debt securities, the holders of which are necessary to modify or amend the junior subordinated indenture, to waive compliance with certain provisions of the junior subordinated indenture or certain defaults and consequences of such defaults,

•

modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the junior subordinated debt securities affected, or

•

modify the provisions with respect to the subordination of outstanding junior subordinated debt securities in a manner materially adverse to the holders of such outstanding junior subordinated debt securities.

In addition, we and the indenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of all junior subordinated debt securities of that series, waive compliance by us with certain restrictive covenants of the junior subordinated indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the junior subordinated indenture relating to that series of junior subordinated debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest, including additional interest, if any, on any junior subordinated debt security of that series or relating to a covenant or provision which under the junior subordinated indenture relating to that series of junior subordinated debt security cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series affected.

Events of Default

Under the terms of the junior subordinated indenture, each of the following constitutes an event of default for a series of junior subordinated debt securities:

•

default for 30 days in the payment of any interest, including additional interest, if any, on the junior subordinated debt securities when due, subject to the deferral of any due date in the case of a deferral period,

•

default in the payment of principal, or premium, if any, on the junior subordinated debt securities when due, subject to an extension of the maturity date in accordance with the terms of the junior subordinated debt securities or supplemental indenture,

•	certain events of bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the junior subordinated debt securities, if it considers it in the interests of the holders of the junior subordinated debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding junior subordinated debt securities may declare the principal amount of (or, if the junior subordinated debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) and accrued but unpaid interest on the junior subordinated debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount and accrued but unpaid interest will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal (or specified) amount of and accrued but unpaid interest on all junior subordinated debt securities outstanding under the junior subordinated indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the junior subordinated indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of its rights or powers under the junior subordinated indenture (other than the payment of any amounts on the junior subordinated debt securities furnished to it pursuant to the junior subordinated indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the indenture trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee in connection with the junior subordinated debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities may, subject to conditions specified in the junior subordinated indenture, rescind and annul that declaration and its consequences if:

•

the event of default is other than our non-payment of the principal (or specified amount of principal) of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the indenture trustee a sum sufficient to pay:

-	all overdue installments of interest (including additional interest, if any, and interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

-	certain amounts owing to the indenture trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the junior subordinated indenture or for any remedy under the junior subordinated indenture, unless you have previously given to the indenture trustee written notice of a continuing event of default with respect to junior subordinated debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding junior subordinated debt securities must have made written request, and offered reasonable security or indemnity, to the indenture trustee to institute that proceeding as indenture trustee, and, within 60 days following the receipt of that notice, the indenture trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, including additional interest, if any, on that junior subordinated debt security on or after the due dates expressed in the junior subordinated debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•

if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the junior subordinated debt securities, and

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the junior subordinated indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debt securities not previously delivered to the indenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in our name and at our expense, and we deposit or cause to be deposited with the indenture trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the indenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the junior subordinated debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series ; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•

we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

-

the holders of the junior subordinated debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

-

the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

Conversion or Exchange

We may issue junior subordinated debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

In the junior subordinated indenture, we have agreed, and holders of junior subordinated debt will be deemed to have agreed, that any junior subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

If the maturity of any junior subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to the Company:

•	all obligations of the Company for money borrowed,

•

all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, and including all other debt securities issued by the Company to any trust or trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for the Company, in connection with such issuance of securities,

•	all capital lease obligations of the Company,

•	all reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company,

•

all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any subsidiary has agreed to be treated as owner of the subject property for federal income tax purposes, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•

all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company,

•

every obligation of the type referred to in the prior six clauses of another person and all dividends of another person the payment of which the Company has assumed or guaranteed or is responsible or liable for, directly or indirectly, jointly or severally, including as obligor, guarantor or otherwise,

•	all compensation, reimbursement and indemnification obligations of the Company to the indenture trustee pursuant to the junior subordinated indenture, and

•	any amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any such debt.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether outstanding on, or incurred or created after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any series of junior subordinated debt securities, states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other obligations which rank equally with, or junior to, the junior subordinated debt securities.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

The junior subordinated indenture does not limit the amount of additional senior or subordinated debt that we may incur. We expect from time to time to incur additional senior or subordinated debt.

The junior subordinated indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

The indenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the indenture trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The indenture trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. The indenture trustee acts as depositary for funds of, and performs other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Subject to any preferential rights of any preferred stock created by our board of directors, holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of funds that we can lawfully use to pay dividends. See “Dividend Policy.” Holders of our common stock possess exclusive voting rights, except to the extent provided by law and as set forth in our Amended and Restated Certificate of Incorporation, including any certificate of designations of a series of preferred stock. Holders of our common stock are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, are not entitled to any preemptive rights by virtue of their status as stockholders and that status does not entitle them to purchase their pro rata share of any offering of shares of any class or series, and generally have no appraisal rights except in certain limited transactions. Under Delaware law, our stockholders generally are not liable for our debts or obligations.

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment or provision for payment of any liquidation preferences to holders of preferred stock.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HIG.” The transfer agent and registrar for our common stock is The Bank of New York Mellon.

We have 1,500,000,000 authorized shares of common stock. As of July 30, 2010, 444,324,287 shares were outstanding, 65,000,000 shares are required to be reserved for issuance pursuant to the terms of our contingent capital facility, 287,000,000 shares are required to be reserved for issuance pursuant to the terms of our 2008 debt instruments, 41,441,400 shares were reserved for issuance in connection with the conversion of the 7.25% Mandatory Convertible Preferred Stock, Series F, par value $0.01 per share, or the Series F Preferred Stock, 52,093,973 shares were reserved for issuance in connection with the conversion of the outstanding warrants issued to Treasury in connection with our participation in the CPP, or the CPP Warrants, and 69,351,806 shares were reserved for issuance upon exercise of outstanding warrants issued to Allianz SE, or Allianz (assuming receipt of certain regulatory approvals). For more information on the conversion of the warrants issued to Allianz, see “—Allianz’s Investment.” In addition, as of June 30, 2010, the most recent date for which information is available, 5,474,379 shares were reserved for issuance upon exercise of outstanding options, warrants and rights under our stock compensation plans, 18,000,000 were reserved for future issuance under our 2010 Incentive Stock Plan (together with such adjustments as are provided in the 2010 Incentive Stock Plan), 7,789,532 shares were reserved for issuance under the employee stock purchase plan and 256,099 were reserved for issuance under the 2000 PLANCO Non-Employee Option Plan.

Preferred Stock

We have 50,000,000 shares of authorized preferred stock. 8,800,000 shares are designated for our Series B Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share, or the Series B Preferred Stock, none of which are currently outstanding, and 8,900,000 shares are designated for our Series C Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share, or the Series C Preferred Stock, none of which are currently outstanding. If exercised today, the warrants issued to Allianz would be exercisable for 8,731,386 shares of our Series B Preferred Stock and 8,606,565 shares of our Series C Preferred Stock (assuming regulatory approvals required for Allianz to exercise the warrants for our common stock have not yet been received). See “—Allianz ‘s Investment.” If issued, the Series B Preferred Stock and the Series C Preferred Stock will rank pari passu with each other, will rank junior to each other series of preferred stock of the Company unless specifically determined otherwise by our board of directors, and will participate on an as-converted basis with dividends and other distributions paid on our common stock. If issued, the Series B Preferred Stock and the Series C Preferred Stock will have no voting rights. Each share of the Series B Preferred Stock and the Series C Preferred Stock is currently convertible into approximately 4.00 shares of our common stock, subject to receipt of certain regulatory approvals. The conversion ratios under the Series B Preferred Stock and the Series C Preferred Stock are subject to adjustment in certain circumstances, as further specified under the terms of the warrants issued to Allianz.

We also have 575,000 shares of our Series F Preferred Stock outstanding, represented by 23,000,000 1/40th interest depositary shares. We pay cumulative dividends on each share of the Series F Preferred Stock at a rate of 7.25% per annum on the initial liquidation preference of $1,000 per share. Each share of the Series F Preferred Stock automatically converts into shares of our common stock on April 1, 2013 (if not earlier converted at the option of the holder or upon the occurrence of a fundamental change, as further specified in the Series F Preferred Stock).

Additional shares of preferred stock may be issued from time to time in one or more series. We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering. Our board of directors is empowered, without the approval of our stockholders, to cause our preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof, of each class or series to be determined by it. The specific matters that may be determined by our board of directors include dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions, conditions or restrictions on our creation of indebtedness or our issuance of additional shares of stock, and other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions on any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

Dividend Policy

The payment of future dividends on our common stock is subject to the discretion of our board of directors, which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions. Dividends from our insurance company subsidiaries and other subsidiaries are the primary source of funds for payment of dividends to our stockholders and there are statutory limits on the amount of dividends that our insurance company subsidiaries can pay to us without regulatory approval.

The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and (ii) net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

In addition, as a savings and loan holding company, we are subject to regulation, supervision and examination by the OTS, including with respect to required capital, cash flow, organization structure, risk management and earnings at the parent company level. We will be subject to similar, and potentially stricter, requirements when regulatory authority over us transfers to The Federal Reserve (for the Company) and the Office of Comptroller of the Currency (for our subsidiary, Federal Trust Corporation).

Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. Under the terms of the Series F Preferred Stock, our ability to declare and pay dividends on or repurchase our common stock will be subject to restrictions in the event we fail to declare and pay (or set aside for payment) full dividends on the Series F Preferred Stock. In addition, the terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our Series F Preferred Stock and our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

Allianz’s Investment

Under our Investment Agreement with Allianz, or the Investment Agreement, we agreed to issue and sell securities in a private placement to Allianz, including warrants to acquire certain of our securities, or the Allianz Warrants. The Allianz Warrants are exercisable for 8,731,386 shares of our Series B Preferred Stock and 8,606,565 shares of our Series C Preferred Stock, and subject to receipt of any required regulatory approvals by Allianz, are exercisable for 69,351,806 shares of our common stock at an exercise price of $25.23 per share of common stock. The Allianz Warrants expire on October 17, 2018.

Under the Investment Agreement, if on or prior to the seventh anniversary of October 17, 2008, we propose to issue any shares of common stock, rights or options to acquire common stock or securities convertible or exchangeable into common stock (other than any issuance (i) as consideration in any merger, acquisition of a business or a similar transaction with a third party, (ii) to a financial institution in connection with any borrowing or (iii) that is “Qualifying Employee Stock,” as defined in the Allianz Warrants), we must provide prompt written notice to Allianz, and Allianz (or its designated subsidiary) shall have the right to participate in such issuance and to purchase from us an amount up to Allianz’s pro rata share (as defined in the Investment Agreement) of each class or series of shares, rights, options or securities so issued at a price and on terms no less favorable to Allianz than those provided to any other person purchasing in the issuance.

Under the Investment Agreement, for so long as Allianz Warrants that are exercisable for at least 1% of our outstanding common stock remain outstanding, we may not, without the prior written consent of the Investor (as defined in the Investment Agreement) (which shall not be unreasonably withheld), issue equity securities other than our common stock, subject to specified exceptions.

The Investment Agreement contains standstill provisions that apply to Allianz and its subsidiaries and affiliates lasting until October 6, 2018, including limitations or prohibitions on, among other things, the acquisition of shares of common stock that would result in its beneficially owning more than 25% of our outstanding common stock, making or proposing a merger or change of control transaction with respect to us or soliciting proxies with respect thereto, subject in each case to certain exceptions for a change of control and other matters, as specified in the Investment Agreement. We have also agreed under the Investment Agreement that, prior to entering into any binding agreement to effect a merger or similar business combination with a third party or to pay a break-up fee or similar compensation to a third party with respect to such a potential transaction, we will permit Allianz a reasonable period of time to conduct due diligence and make a bona fide competing proposal to us.

The CPP Warrants

In connection with our participation in the CPP, we issued to the Treasury 52,093,973 CPP Warrants, each representing the right to purchase one share of our common stock at an initial exercise price of $9.79, subject to adjustments. The CPP Warrants expire on June 26, 2019.

Contractual and Statutory Provisions May Delay or Make More Difficult Acquisitions or Changes of Control of the Company

Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “—Preferred Stock”),

•	prohibitions against stockholders calling a special meeting of stockholders or acting by written consent instead of at a meeting,

•	requirements for advance notice for raising business or making nominations at stockholders’ meetings, and

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

The restrictions on ownership of our stock described under “—Restrictions on Ownership” and the terms of Allianz’s investment in us, described under “—Allianz’s Investment,” could also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company.

No Stockholder Action by Written Consent; Special Meetings

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that special meetings of stockholders can be called by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and Restated By-Laws provide that only such business as is specified in the notice of any special meeting of stockholders may come before the meeting.

Advance Notice for Raising Business or Making Nominations at Meetings

Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of stockholders is the election of members of the board of directors for the succeeding year and business that has been specified in the notice of the meeting given by or at the direction of the board of directors or otherwise brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be given by a stockholder to our corporate secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the later of (a) 90 days prior to the date of such annual meeting or (b) if the first public announcement of the date of an advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten days after the first public announcement of the date of such annual meeting).

Similarly, in the case of a special meeting of stockholders at which the board of directors gives notice that directors are to be elected, notice of nominations to be brought before a special meeting of stockholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the date on which notice of the date of the special meeting of stockholders is given.

The notice of any nomination for election as a director is required to state, among other things:

•	specified information regarding the stockholder who intends to make the nomination,

•

a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings relating to the nomination between the stockholder and each nominee and any other person or persons, naming those persons,

•	if applicable, a representation that the stockholder intends to solicit proxies in support of each nominee,

•

specified information regarding each nominee proposed by the stockholder, including all other information that would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our board of directors,

•	the consent of each nominee to serve as a director if so elected, and

•

whether, if elected, the nominee intends to tender any advance resignation notices requested by our board of directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by our board of directors.

Number of Directors; Filling of Vacancies

Our Amended and Restated By-Laws provide that the number of directors that constitute our board of directors may be set from time to time by resolution adopted by a majority of the entire board of directors, but that such number shall not be less than three nor more than twenty-five. In addition, newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees. In addition, the NYSE rules require that the majority of directors holding office immediately after the election must be independent directors.

Restrictions on Ownership

State insurance laws could be a significant deterrent to any person interested in acquiring control of the Company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of the Company or of our insurance subsidiaries. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity that purchases 10% or more of our outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise.

In addition, we became a savings and loan holding company when the OTS approved our application to acquire Federal Trust Corporation, the parent company of Federal Trust Bank, a federally chartered, FDIC-insured thrift. As a savings and loan holding company, we are subject to federal banking laws that could be a significant deterrent to any person interested in acquiring control of the Company. Federal law requires, for example, that any person or company must obtain the prior approval or nonobjection of the OTS before taking any action that could result in that person or company acquiring control of a savings and loan holding company. “Control” is broadly defined under federal law, and the federal regulations governing whether control exists are extremely complex. In general, any person or company that owns or controls, directly or indirectly, or acting in concert with others, 25% or more of any class of our voting stock would be found to control us, and a person or company could be found to control us under other circumstances, including based on a presumption that could arise with the direct or indirect ownership or control of 10% or more of any class of our voting stock under certain conditions, unless the OTS determines otherwise. In addition, any company that acquires control of the Company would itself become a savings and loan holding company subject to regulation, supervision and examination by the OTS.

Delaware General Corporation Law

The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation and we have a class of voting stock that is listed on a national securities exchange. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” for a period of three years from the date that person became an interested stockholder unless:

•

the transaction or the business combination that results in a person becoming an interested stockholder is approved by the board of directors of the corporation before the person becomes an interested stockholder,

•

upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

•

on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person (or the affiliates or associates of such person), other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation, or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. As a general matter, this stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Amended and Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe would be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it will be the deposit agreement entered into with respect to a particular offering of securities, and not this summary, that will define your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that will also be important to you. You should read the applicable prospectus supplement and the deposit agreement for a full description of the terms of the depositary shares, some of which may differ from the provisions summary below. The form of the deposit agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Withdrawal of Debt Securities or Preferred Stock

Any holder of depositary shares may receive interests in deposited debt securities or the number of whole shares of deposited preferred stock, as the case may be, and all money or other property represented by such holder’s depositary receipts upon surrendering the depositary receipts at the depositary office or at such other office designated by the depositary, paying all taxes and charges provided for in the deposit agreement and complying with any other requirement of the deposit agreement.

However, holders of such interests in debt securities or whole shares of preferred stock, as the case may be, will not be entitled to deposit such debt securities or preferred stock under the deposit agreement or to receive depositary receipts for such debt securities or preferred stock after such withdrawal or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock or minimum issuable denominations of debt securities to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of interests in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote or cause to be voted the maximum number of whole shares of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Debt Securities or Preferred Stock,” to receive interests in debt securities or shares of preferred stock, as the case may be, and all money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

We may terminate the deposit agreement at any time with at least 30 days’ prior written notice to the depositary if holders of at least a majority of the depositary shares then outstanding consent to such termination. Upon termination, the depositary will deliver or make available to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional interests in deposited debt securities or shares of deposited preferred stock, as the case may be, represented by the depositary shares, together with any other property represented by such depositary shares. The deposit agreement will automatically terminate if:

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all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying debt securities or preferred stock, as the case may be, are convertible or exchangeable, or

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there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and the initial issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe would be most important to your decision to invest in our warrants. You should keep in mind, however, that it will be the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which will define your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which will also be important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants,

•	the debt securities for which the debt warrants are exercisable,

•	the aggregate number of the debt warrants,

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•	the date, if any, from which you may separately transfer the debt warrants and the related securities,

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

•	the maximum or minimum number of the debt warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations,

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•

the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

•	the aggregate number of the warrants,

•

the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences, and the date on which your right expires,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock, or other securities, property or assets, at a future date or dates. Alternatively, the stock purchase contracts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will issue the stock purchase contracts or stock purchase units under stock purchase agreements that we will describe in the prospectus supplement relating to the stock purchase contracts or stock purchase units that we offer. We will also describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units. The form of the purchase contract agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the purchase contract agreement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships with the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the sale of the securities.

LEGAL OPINIONS

Certain legal matters relating to any securities offered by this prospectus will be passed upon for us by corporate counsel for The Hartford, who may be Alan J. Kreczko, Esq., and Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of June 30, 2010, Mr. Kreczko beneficially owned 6,102 shares of our common stock, 9,236 shares of our common stock obtainable through the exercise of vested options, 3,808 restricted stock units, 86,504 restricted units and unvested options to acquire an additional 51,324 shares of our common stock. Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change in its method of accounting and reporting for other-than-temporary impairments in 2009 and for the fair value measurement of financial instruments in 2008), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•

our Current Reports on Form 8-K filed on January 7, 2010, February 16, 2010, February 24, 2010, March 9, 2010, March 16, 2010 (Items 1.01 and 8.01), March 17, 2010, March 18, 2010, March 19, 2010, March 23, 2010 (Items 1.01, 2.03, 3.03, 5.03 and 8.01), March 31, 2010 (Item 1.01), April 2, 2010 (Item 5.02), April 23, 2010, April 27, 2010, May 25, 2010, June 30, 2010, July 13, 2010 and July 27, 2010;

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 18, 1995, as amended by the Form 8-A/A, filed on November 13, 1995; and

•

all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus but prior to the termination of the offering (other than information in the documents that is deemed not to be filed and that is not specifically incorporated by reference in this prospectus supplement).

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone (860) 547-5000).

$300,000,000

The Hartford Financial Services Group, Inc.

4.300% Senior Notes due 2043

PROSPECTUS SUPPLEMENT DATED APRIL 15, 2013

Joint Book-Running Managers

BofA Merrill Lynch

Credit Suisse

J.P. Morgan

Co-Managers

Barclays

BNY Mellon Capital Markets, LLC

Citigroup

Deutsche Bank Securities

The Williams Capital Group, L.P.

UBS Investment Bank

US Bancorp

Wells Fargo Securities